Exhibit 10.2

SALE AND SERVICING AGREEMENT

among

HARLEY-DAVIDSON MOTORCYCLE TRUST [        ],

as Issuer,

HARLEY-DAVIDSON CUSTOMER FUNDING CORP.,

as Trust Depositor,

HARLEY-DAVIDSON CREDIT CORP.,

as Servicer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Indenture Trustee

Dated as of [                ]

i

ii

EXHIBITS

iii

SALE AND SERVICING AGREEMENT, dated as of [        ], among Harley-Davidson Motorcycle Trust [        ] (together with its successors and assigns, the “Issuer” or the “Trust”), Harley-Davidson Customer Funding Corp. (together with its successor and assigns, the “Trust Depositor”), The Bank of New York Mellon Trust Company, N.A. (solely in its capacity as Indenture Trustee together with its successors and assigns, the “Indenture Trustee”) and Harley-Davidson Credit Corp. (solely in its capacity as Servicer together with its successor and assigns, “Harley-Davidson Credit” or the “Servicer”).

WHEREAS the Issuer desires to acquire from the Trust Depositor an initial and one or more subsequent pools of fixed-rate, simple interest motorcycle conditional sales contracts and promissory note and security agreements relating to Harley-Davidson and Buell motorcycles and motorcycles not manufactured by Harley-Davidson or Buell (collectively, the “Contracts”) purchased by Harley-Davidson Credit and subsequently sold by Harley-Davidson Credit to the Trust Depositor;

WHEREAS the Trust Depositor is willing to transfer and assign the Contracts to the Issuer pursuant to the terms hereof; and

WHEREAS the Servicer is willing to service the Contracts pursuant to the terms hereof;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01.        Definitions.  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Addition Notice” means, with respect to any transfer of Subsequent Contracts to the Issuer  pursuant to Section 2.03 and the Trust Depositor’s corresponding prior purchase of such Contracts from the Seller, a notice, which shall be given at least 10 days prior to the related Subsequent Transfer Date, identifying the aggregate Principal Balance of the Subsequent Contracts to be transferred.

“Administration Agreement” means the Administration Agreement, dated as of the date hereof, among the Issuer, Harley-Davidson Credit Corp. (in its capacity as administrator), the Trust Depositor and the Indenture Trustee.

“Advance” means, with respect to any Distribution Date, the amounts, if any, deposited by the Servicer in the Collection Account for such Distribution Date pursuant to Section 7.03.

“Affiliate” of any specified Person means any other Person controlling or controlled by, or under common control with, such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” or “controlled” have meanings correlative to the foregoing.

“Aggregate Principal Balance” will equal the sum of the Principal Balances of each outstanding Contract and the Pre-Funded Amount, if any.  At the time of initial issuance of the Securities, the initial aggregate principal amount of the Securities will equal the initial Pool Balance plus the initial Pre-Funded Amount.

“Aggregate Principal Balance Decline” means, with respect to any Distribution Date, the amount by which the Aggregate Principal Balance as of the close of business on the last day of the Due Period relating to the Distribution Date immediately preceding such Distribution Date (or as of the Cutoff Date in the case of the first Distribution Date) exceeds the Aggregate Principal Balance as of the close of business on the last day of the Due Period relating to such Distribution Date.

“Agreement”  means this Sale and Servicing Agreement, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Available Monies” means, with respect to any Distribution Date, the sum of the Available Interest and the Available Principal for such Distribution Date.

“Available Interest” means, with respect to any Distribution Date, the total (without duplication) of the following amounts received by the Servicer on or in respect of the Contracts during the related Due Period: (i) all amounts received in respect of interest on the Contracts, (ii) the interest component of all Net Liquidation Proceeds, (iii) the interest component of the aggregate of the Purchase Prices for Contracts reacquired by the Trust Depositor pursuant to Section 7.08, (iv) all Advances made by the Servicer pursuant to Section 7.03, (v) the interest component of all amounts paid by the Servicer in connection with an optional purchase of the Contracts pursuant to Section 7.10, (vi) the interest component of the aggregate of the Purchase Prices for Contracts purchased by the Servicer pursuant to Section 7.11, (vii) the Net Swap Receipt, if any, received from the Swap Counterparty for such Distribution Date, and Swap Termination Payments made by the Swap Counterparty (less any amounts used to enter into a Replacement Swap Agreement), (viii) all amounts received in respect of Carrying Charges transferred from the Interest Reserve Account pursuant to Section 7.03, and (ix) all amounts received in respect of interest, dividends, gains, income and earnings on investment of funds in the Trust Accounts as contemplated in Section 5.05(d).

“Available Principal” means, with respect to any Distribution Date, the total (without duplication) of the following amounts received by the Servicer on or in respect of the Contracts during the related Due Period: (i) all amounts received in respect of principal on the Contracts, (ii) the principal component of all Net Liquidation Proceeds, (iii) the principal component of the aggregate of the Purchase Prices for Contracts reacquired by the Trust Depositor pursuant to Section 7.08, (iv) the principal component of all amounts paid by the Servicer in connection with an optional purchase of the Contracts pursuant to Section 7.10, and (v) the principal component of the aggregate of the Purchase Prices for Contracts purchased by the Servicer pursuant to Section 7.11.

“Average Delinquency Ratio” means, for any Distribution Date, the arithmetic average of the Delinquency Ratios for such Distribution Date and the two immediately preceding Distribution Dates.

“Average Loss Ratio” means, for any Distribution Date, the arithmetic average of the Loss Ratios for such Distribution Date and the two immediately preceding Distribution Dates.

“Base Prospectus” means the Prospectus dated [            ] relating to the Harley-Davidson Motorcycle Trusts.

“Buell” means Buell Motorcycle Company, LLC.

“Business Day” means any day other than a Saturday or a Sunday, or another day on which banking institutions in the city of Chicago, Illinois, Wilmington, Delaware or New York, New York are authorized or obligated by law, executive order, or governmental decree to be closed.

“Calculation Agent” means The Bank of New York Mellon Trust Company, N.A., acting in such capacity under the Indenture.

“Carrying Charges” means, with respect to any Distribution Date, the sum of (i) the product of (x) the weighted average of the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate, the Class A-4 Rate, the Class B Rate, the Class C Rate and the Class D Rate for the related Interest Period (with each such rate being multiplied by the number of days in the Interest Period related to the applicable Class of Notes divided by 360) and (y) the undisbursed funds (excluding investment earnings) in the Pre-Funding Account (as of the last day of the related Due Period) and (ii) the Indenture Trustee Fee for the related Distribution Date, minus (iii) the amount of any investment earnings on funds in the Pre-Funding Account which was transferred to the Interest Reserve Account, as well as interest earnings on amounts in the Interest Reserve Account with respect to such Distribution Date.

“Certificate” means the Trust Certificate (as such term is defined in the Trust Agreement), representing 100% of the beneficial equity interest in the Trust and issued pursuant to the Trust Agreement.

“Certificate Register” shall have the meaning specified in the Trust Agreement.

“Certificateholder” shall have the meaning specified in the Trust Agreement.

“Class” means all Notes whose form is identical except for variation in denomination, principal amount or owner.

“Class A Noteholder” means the Person in whose name a Class A Note is registered in the Note Register, as such term is defined in the Indenture.

“Class A Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Final Distribution Date” means the [     ]Distribution Date.

“Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered in the Note Register, as such term is defined in the Indenture.

“Class A-1 Notes” has the meaning set forth in the Indenture.

“Class A-1 Rate” means [     ]% per annum (computed on the basis of the actual number of days elapsed and a 360-day year).

“Class A-2 Final Distribution Date” means the [    ] Distribution Date.

“Class A-2 Noteholder” means the Person in whose name a Class A-2 Note is registered in the Note Register, as such term is defined in the Indenture.

“Class A-2 Notes” has the meaning set forth in the Indenture.

“Class A-2 Rate” means LIBOR plus [    ]% per annum (computed on the basis of the actual number of days elapsed and a 360-day year).

 “Class A-3 Final Distribution Date” means the [     ] Distribution Date.

“Class A-3 Noteholder” means a Class A-3a Noteholder or a Class A-3b Noteholder.

“Class A-3 Notes” means, collectively, the Class A-3a Notes and the Class A-3b Notes.

“Class A-3a Noteholder” means the Person in whose name a Class A-3a Note is registered in the Note Register.

“Class A-3a Notes” has the meaning set forth in the Indenture.

“Class A-3a Rate” means [     ]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-3b Noteholder” means the Person in whose name a Class A-3b Note is registered in the Note Register.

“Class A-3b Notes” has the meaning set forth in the Indenture.

“Class A-3b Rate” means LIBOR plus [     ]% per annum (computed on the basis of the actual number of days elapsed and a 360-day year).

“Class A-4 Final Distribution Date” means the [     ] Distribution Date.

“Class A-4 Noteholder” means the Person in whose name a Class A-4 Note is registered in the Note Register.

“Class A-4 Notes” has the meaning set forth in the Indenture.

“Class A-4 Rate” means [     ]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class B Final Distribution Date” means the [     ] Distribution Date.

“Class B Noteholder” means the Person in whose name a Class B Note is registered in the Note Register, as such term is defined in the Indenture.

“Class B Notes” has the meaning set forth in the Indenture.

“Class B Rate” means [     ]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class C Final Distribution Date” means the [     ] Distribution Date.

“Class C Noteholder” means the Person in whose name a Class C Note is registered in the Note Register, as such term is defined in the Indenture.

“Class C Notes” has the meaning set forth in the Indenture.

“Class C Rate” means [     ]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class D Final Distribution Date” means the [     ] Distribution Date.

“Class D Noteholder” means the Person in whose name a Class D Note is registered in the Note Register, as such term is defined in the Indenture.

“Class D Notes” has the meaning set forth in the Indenture.

“Class D Rate” means [     ]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

 “Clearing Agency” shall have the meaning specified in the Indenture.

“Closing Date” means [                  ].

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” shall have the meaning specified in the “granting clause” of the Indenture.

“Collection Account” means a trust account as described in Section 5.05 maintained in the name of the Indenture Trustee and which shall be an Eligible Account.

“Computer File” means the computer file generated by the Servicer which provides information relating to the Contracts and which was used by the Seller in selecting the Contracts sold to the Trust Depositor pursuant to the Transfer and Sale Agreement (and any Subsequent Purchase Agreement) and transferred to the Trust by the Trust Depositor pursuant to this Agreement (and any Subsequent Transfer Agreement), and includes the master file and the history file as well as servicing information with respect to the Contracts.

“Contract Assets” has the meaning assigned in Section 2.01 (and 2.03, as applicable in the case of Subsequent Contracts) of the Transfer and Sale Agreement.

“Contract File” means, as to each Contract, (a) the original copy of the Contract, including the executed conditional sales contract or promissory note and security agreement or other evidence of the obligation of the Obligor, (b) the original title certificate to the Motorcycle and, where applicable, the certificate of lien recordation, or, if such title certificate has not yet been issued, an application for such title certificate, or other appropriate evidence of a security interest in the covered Motorcycle; (c) the assignments of the Contract; (d) the original copy of any agreement(s) modifying the Contract including, without limitation, any extension agreement(s) and (e) documents evidencing the existence of physical damage insurance covering such Motorcycle.

“Contract Rate” means, as to any Contract, the annual rate of interest with respect to such Contract.

“Contracts”  means the motorcycle conditional sales contracts or promissory note and security agreements described in the List of Contracts and constituting part of the Trust Corpus (as such list may be supplemented from time to time to reflect transfers of Subsequent Contracts), and includes, without limitation, all related security interests and any and all rights to receive payments which are collected pursuant thereto after the Initial Cutoff Date or, with respect to any Subsequent Contracts, any related

Subsequent Cutoff Date, but excluding any rights to receive payments which are collected pursuant thereto on or prior to the Initial Cutoff Date, or with respect to any Subsequent Contracts, any related Subsequent Cutoff Date.

“Controlling Class” means the Class A Notes (voting together as a single class, if applicable) for so long as any Class A Notes are outstanding, then the Class B Notes for so long as any Class B Notes are outstanding, then the Class C Notes for so long as any Class C Notes are outstanding, and then the Class D Notes for so long as any Class D Notes are outstanding.

“Corporate Trust Office” means the office of the Indenture Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Agreement is located at the address set forth in Section 11.04.

“Cram Down Loss” means, with respect to a Contract, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the Principal Balance of such Contract, the amount of such reduction (with a “Cram Down Loss” being deemed to have occurred on the date of issuance of such order).

“Cumulative Loss Ratio” means, as of any Distribution Date, the fraction (expressed as a percentage) computed by the Servicer by dividing (i) the aggregate Net Liquidation Losses for all Contracts since the related Cutoff Date through the end of the related Due Period by (ii) the sum of (A) the Principal Balance of the Contracts as of the Initial Cutoff Date plus (B) the Principal Balance of any Subsequent Contracts as of the related Subsequent Cutoff Date plus (C) the Pre-Funded Amount.

“Cutoff Date” means either or both (as the context may require) the Initial Cutoff Date and any Subsequent Cutoff Date.

“Defaulted Contract” means a Contract with respect to which there has occurred one or more of the following: (i) all or some portion of any payment under the Contract is 120 days or more delinquent, (ii) repossession (and expiration of any redemption period) of a Motorcycle securing a Contract or (iii) the Servicer has determined in good faith that an Obligor is not likely to resume payment under a Contract.

“Delinquency Amount” means, as of any Distribution Date, the Principal Balance of all Contracts that were delinquent 60 days or more as of the end of the related Due Period (including Contracts in respect of which the related Motorcycles have been repossessed and are still in inventory).

“Delinquent Interest” means, for each Contract and each Determination Date as to which the full payment due in the related Due Period has not been paid before the 30th day after the scheduled payment date therefor (any such payment being “delinquent” for purposes of this definition), all interest accrued on such Contract from the Due Date in the Due Period one month prior to the Due Period in which the payment is delinquent.

“Delinquency Ratio” means, for any Distribution Date, the fraction (expressed as a percentage) computed by dividing (a) the Delinquency Amount during the immediately preceding Due Period by (b) the Principal Balance of the Contracts as of the beginning of the related Due Period.

“Delta Loan” means a loan made by the Seller pursuant to the program designated as the Delta Program.

“Designated LIBOR Page” means the display on Reuters Screen LIBOR01 Page or any successor service or any page as may replace the designated page on that service or any successor service that displays the London interbank rates of major banks for U.S. dollars.

“Determination Date” means the fourth Business Day following the conclusion of a Due Period during the term of this Agreement.

“Distribution Date” means the fifteenth day of each calendar month during the term of this Agreement, or if such day is not a Business Day, the next Business Day, with the first such Distribution Date hereunder being [                    ].

“Due Date” means, with respect to any Contract, the day of the month on which each scheduled payment of principal and interest is due on such Contract, exclusive of days of grace.

“Due Period” means a calendar month during the term of this Agreement, and the Due Period related to a Determination Date or Distribution Date shall be the calendar month immediately preceding such date; provided, however, that with respect to the Initial Determination Date or Initial Distribution Date, the Due Period shall be the period from the Initial Cutoff Date to and including [              ].

“Eligible Account” means a segregated deposit account maintained with the Indenture Trustee, acting in its fiduciary capacity, or a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short-term deposit or commercial paper rating of at least A-1+ by Standard & Poor’s and P-1 by Moody’s.

“Eligible Investments” mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a)           direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

(b)           demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from the Rating Agency in the highest investment category granted thereby;

(c)           commercial paper, master notes, promissory notes, demand notes or other short term debt obligations having, at the time of the investment or contractual commitment to invest therein, a rating from the Rating Agency in the highest investment category granted thereby;

(d)           investments in money market funds having a rating from the Rating Agency in the highest investment category granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor);

(e)           notes or bankers’ acceptances issued by any depository institution or trust company referred to in clause (b);

(f)            Repurchase and reverse repurchase agreements collateralized by securities issued or guaranteed by the United States government or any agency, instrumentality or establishment of the United States government (“Government Securities”), in either case entered into with a depository institution or trust company (acting as principal) described in clause (b), or entered into with an entity (acting as principal) which has, or whose parent has, a credit rating from the Rating Agency in the highest credit category granted thereby; and

(g)           any other investment with respect to which the Issuer or the Servicer has received written notification from the Rating Agencies that the acquisition of such investment as an Eligible Investment will not result in a withdrawal or downgrading of the ratings on the Notes.

“Event of Termination” means an event specified in Section 8.01.

“Excess Amounts” shall mean Available Monies after distributions made in accordance with Section 7.05.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Distribution Date” means the Class A-1 Final Distribution Date, the Class A-2 Final Distribution Date, the Class A-3 Final Distribution Date, the Class A-4 Final Distribution Date, the Class B Final Distribution Date, the Class C Final Distribution Date or the Class D Final Distribution Date, as the case may be.

“First Priority Principal Distributable Amount” means, with respect to any Distribution Date, an amount, not less than zero, equal to the result of (a) the aggregate Outstanding Amount of the Class A Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the Class A Notes on that preceding Distribution Date), minus (b) the Aggregate Principal Balance at the end of Due Period related to that Distribution Date; provided, however, that the First Priority Principal Distributable Amount shall not exceed the Outstanding Amount of the Class A Notes (after giving effect to any principal payments made on the Class A Notes on that preceding Distribution Date); provided, further, that the First Priority Principal Distributable Amount on the scheduled final Distribution Date for a class of Class A Notes shall not be less than the amount that is necessary to pay such class of Class A Notes in full.

“Fixed Rate Notes” means the Class A-1 Notes, the Class A-3a Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes.

“Floating Rate Notes” means the Class A-2 Notes and the Class A-3b Notes.

“Form 10-D Disclosure Item” means with respect to any Person, any litigation or governmental proceedings pending against such Person, or any of the Issuer, the Seller, the Indenture Trustee, the Owner Trustee or the Servicer of such Person, or in the case of the Owner Trustee or Indenture Trustee, a Responsible Officer of such Person, has actual knowledge thereof, in each case that would be material to the Noteholders.

“Form 10-K Disclosure Item” means with respect to any Person, (a) any Form 10-D Disclosure Item, (b) any affiliations between such Person and the Seller, the Servicer, the Trust Depositor, the Owner Trustee and the Indenture Trustee (each, an “Item 1119 Party”), to the extent such Person, or in the case of the Owner Trustee or Indenture Trustee, a Responsible Officer of such Person, has actual knowledge thereof and (c) any relationships or transactions between such Person and any Item 1119 Party that are outside the ordinary course of business or on terms other than would be obtained in an arm’s-length transaction with an unrelated third party, apart from the transactions contemplated under the Transaction Documents, and that are material to the investors’ understanding of the Notes, but only to the extent such Person, or in the case of the Owner Trustee or Indenture Trustee, a Responsible Officer of such Person, has actual knowledge of such relationships or transactions.

“Funding Period” means the period beginning on the Closing Date and ending on the first to occur of (a) the date on which the amount on deposit in the Pre-Funding Account (after giving effect to any transfers therefrom in connection with the transfer of Subsequent Contracts to the Trust on such date) is less than $150,000, (b) the date on which an Event of Termination occurs, (c) the date on which an Insolvency Event occurs with respect to the Trust Depositor and (d) the close of business on the date which is 90 days from and including the Closing Date.

“Harley-Davidson Financial” means Harley-Davidson Financial Services, Inc., a Delaware corporation.

“Holder” means, with respect to a (i) Certificate, the Person in whose name such Certificate is registered in the Certificate Register and (ii) Note, the Person in whose name such Note is registered in the Note Register.

“Indenture” means the Indenture, dated as of the date hereof, between the Issuer and the Indenture Trustee.

“Indenture Trustee” means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

“Indenture Trustee Fee” means, with respect to any Distribution Date, one-twelfth of the product of [              ]%and the sum of (i) the Principal Balance of the Contracts as of the beginning of the related Due Period and (ii) the Pre-Funded Amount as of the beginning of such period; provided, however, in no event shall such fee be less than $200.00 per month.

“Independent” when used with respect to any specified Person, means such a Person who (i) is in fact independent of the Issuer, the Trust Depositor or the Servicer, (ii) is not a director, officer or employee of any Affiliate of the Issuer, the Trust Depositor or the Servicer, (iii) is not a person related to any officer or director of the Issuer, the Trust Depositor or the Servicer or any of their respective Affiliates, (iv) is not a holder (directly or indirectly) of more than 10% of any voting securities of Issuer, the Trust Depositor or the Servicer or any of their respective Affiliates, and (v) is not connected with the Issuer, the Trust Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Initial Class A-1 Note Balance” means $[      ].

“Initial Class A-2 Note Balance” means $[      ].

“Initial Class A-3a Note Balance” means $[      ].

“Initial Class A-3b Note Balance” means $[      ].

“Initial Class A-4 Note Balance” means $[      ].

“Initial Class B Note Balance” means $[      ].

“Initial Class C Note Balance” means $[      ].

“Initial Class D Note Balance” means $[      ].

“Initial Contracts” means those Contracts conveyed to the Trust on the Closing Date.

“Initial Cutoff Date” means as of the close of business on [                ].

“Insolvency Event” means, with respect to a specified Person, (i) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of such Person in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; (ii) the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or (iii) the commencement by such Person of a voluntary case under the federal bankruptcy laws, as now or hereinafter in effect, or any other present or future federal or state, bankruptcy, insolvency or similar law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official for such Person or for any substantial part of its property, or the making by such Person of an assignment for the benefit of creditors or the failure by such Person generally to pay its debts as such debts become due or the taking of corporate action by such Person in furtherance of any the foregoing.

“Interest Determination Date” means, with respect to any Interest Period with respect to the Floating Rate Notes, the day that is two London Business Days prior to the related Interest Reset Date.

“Interest Period” means (i) with respect to any Distribution Date and the Class A-1 Notes and the Floating Rate Notes, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date and (ii) with respect to any Distribution Date and the Fixed Rate Notes (other than the Class A-1 Notes), the period from and including the fifteenth day of the month of the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the fifteenth day of the month of such Distribution Date.

“Interest Rate” means the Class A-1 Rate, the Class A-2 Rate, the Class A-3a Rate, the Class A-3b Rate, the Class A-4 Rate, the Class B Rate, the Class C Rate or the Class D Rate, as applicable.

“Interest Rate Swap Agreement” means the 1992 ISDA Master Agreement, the Schedule and the 1994 Credit Support Annex thereto, each dated as of the Closing Date, between the Swap Counterparty and the Issuer, and the Confirmations thereto, each dated as of the Closing Date, and entered into pursuant to such ISDA Master Agreement, as the same may be amended or supplemented from time to time in accordance with the terms thereof, and includes any Replacement Interest Rate Swap Agreement.

“Interest Reserve Account” means the account designated as the Interest Reserve Account in, and which is established and maintained pursuant to, Section 7.04 hereof.

“Interest Reserve Amount” means, as of any date of determination, the amount on deposit in the Interest Reserve Account on such date, and as of the Closing Date shall be $[                ].

“Interest Reset Date” means, with respect to any Interest Period with respect to each Class of Floating Rate Notes, the first day of such Interest Period.

“Investment Earnings” means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts, other than the Pre-Funding Account, to be deposited into the Collection Account on such Distribution Date pursuant to Section 5.05(b).

“Issuer” means the Harley-Davidson Motorcycle Trust [        ].

“Late Payment Penalty Fees” means any late payment fees paid by Obligors on Contracts after all sums received have been allocated first to regular installments due or overdue and all such installments are then paid in full.

“LIBOR” means (i) in the case of the initial Interest Period, [      ]%, and (ii) for any Interest Period thereafter, the rate for deposits in U.S. Dollars having a maturity of one month (commencing on the related Interest Reset Date) that appears on the Designated LIBOR Page as of 11:00 a.m. London time, on the applicable Interest Determination Date.  With respect to an Interest Determination Date on which no rate appears on the Designated LIBOR Page, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in U.S. Dollars for the period of one month, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative of a single transaction in U.S. Dollars in that market at that time.  If at least two such quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of the quotations.  If fewer than two quotations referred to in this paragraph are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., in New York, New York, on the applicable Interest Determination Date by one or more banks, which may include the Calculation Agent and its affiliates, in New York, New York selected by the Calculation Agent for loans in U.S. Dollars to leading European banks in a principal amount that is representative of a single transaction in U.S. Dollars in that market at that time.  If the banks so selected by the Calculation Agent are not quoting as mentioned in this paragraph, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the prior Interest Determination Date.

“London Business Day” means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics’ liens and any liens that attach to the respective Contract by operation of law.

“Liquidated Contract” means a Contract with respect to which there has occurred one or more of the following: (i) 90 days have elapsed following the date of repossession (and expiration of any redemption period) with respect to the Motorcycle securing such Contract, (ii) the receipt of proceeds by the Servicer from the sale of a repossessed Motorcycle securing a Contract, (iii) the Servicer has determined in good faith that all amounts expected to be recovered have been received with respect to such Contract, or (iv) all or any portion of any payment is delinquent 150 days or more.

“List of Contracts” means the list identifying each Contract constituting part of the Trust Corpus, which list shall consist of the initial List of Contracts reflecting the Initial Contracts transferred to the Trust on the Closing Date, together with any Subsequent List of Contracts reflecting the Subsequent Contracts transferred to the Trust on the related Subsequent Transfer Date, and which list (a) identifies each Contract and (b) sets forth as to each Contract (i) the Principal Balance as of the applicable Cutoff Date, (ii) the amount of monthly payments due from the Obligor, (iii) the Contract Rate and (iv) the maturity date, and which list (as in effect on the Closing Date) is attached to this Agreement as Exhibit H.

“Lockbox” means the Lockbox maintained by a Lockbox Bank identified on Exhibit K hereto.

“Lockbox Account” means the account maintained with the Lockbox Bank and identified on Exhibit K hereto.

“Lockbox Agreement” means the Fifth Amended and Restated Lockbox Administration Agreement dated as of November 1, 2000 by and among the Lockbox Bank, the Servicer, the Trust Depositor, Eaglemark Customer Funding Corporation-IV, The Bank of New York (successor-in-interest to the corporate trust business of Harris Trust and Savings Bank), BNY Midwest Trust Company, Bank One, National Association and The Bank of New York Mellon Trust Company, National Association, with respect to the Lockbox Account, unless such agreement shall be terminated in accordance with its terms, in which event “Lockbox Agreement” shall mean such other agreement, in form and substance acceptable to the above-described parties.

“Lockbox Bank” means the financial institution maintaining the Lockbox Account and identified on Exhibit K hereto or any successor thereto.

“Loss Ratio” means, for any Distribution Date, the fraction (expressed as a percentage) derived by dividing (x) Net Liquidation Losses for all Contracts that became Liquidated Contracts during the immediately preceding Due Period multiplied by twelve by (y) the outstanding Principal Balances of all Contracts as of the beginning of the related Due Period.

“Mandatory Redemption” means the prepayment, in part, made to the Noteholders without premium made on the Distribution Date on or immediately following the last day of the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the acquisition of all Subsequent Contracts, including any such acquisition on such date.

“Mandatory Redemption Subaccount” means the subaccount of the Note Distribution Account into which deposits from the Pre-Funding Account for any Mandatory Redemption are made.

“Modified Required Holders” means Noteholders evidencing at least 66 2/3% of the aggregate Outstanding Amount of the Controlling Class.

“Monthly Report” shall have the meaning specified in Section 9.05.

“Monthly Servicing Fee” means, as to any Distribution Date, one-twelfth of the product of 1.00% and the Principal Balance of the Contracts as of the beginning of the related Due Period or, with respect to the first Distribution Date after the Closing Date, as of the Initial Cutoff Date.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Motorcycle” means a motorcycle manufactured by a subsidiary of Harley-Davidson, Inc. (or in certain limited instances Buell or certain other manufacturers) securing a Contract.

“Net Liquidation Losses” means, as of any Distribution Date, with respect to all Liquidated Contracts on an aggregate basis, the amount, if any, by which (a) the outstanding Principal Balance of all Liquidated Contracts exceeds (b) the Net Liquidation Proceeds for such Liquidated Contracts.

“Net Liquidation Proceeds” means, as to any Liquidated Contract, the proceeds realized on the sale or other disposition of the related Motorcycle, including proceeds realized on the repurchase of such Motorcycle by the originating dealer for breach of warranties, and the proceeds of any insurance relating to such Motorcycle, after payment of all reasonable expenses incurred thereby, together, in all instances, with the expected or actual proceeds of any recourse rights relating to such Contract as well as any post-disposition proceeds or other amounts in respect of a Liquidated Contract received by the Servicer.

“Net Swap Payment” means, for any Distribution Date, the net amount owed by the Issuer to the Swap Counterparty, if any, on such Distribution Date under the Interest Rate Swap Agreement, excluding any Swap Termination Payment.

“Net Swap Receipt” means, for any Distribution Date, the net amount owed by the Swap Counterparty to the Issuer, if any, on such Distribution Date under the Interest Rate Swap Agreement, excluding any Swap Termination Payment.

“Noteholder” shall have the meaning specified in the Indenture.

“Note Depository Agreement” shall have the meaning specified in the Indenture.

“Note Distributable Amount” means, with respect to any Distribution Date, the sum of the Note Principal Distributable Amount and the Note Interest Distributable Amount for such Distribution Date.

“Note Distribution Account” means the account established and maintained as such pursuant to Section 5.05.

“Note Interest Carryover Shortfall” means, with respect to any Distribution Date and a Class of Notes, the excess, if any, of the sum of the Note Interest Distributable Amount for such Class for the immediately preceding Distribution Date plus any outstanding Note Interest Carryover Shortfall for such Class on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account with respect to such Class on such preceding Distribution Date, plus, interest on such excess to the extent permitted by applicable law, at the related Interest Rate for the related Interest Period.

“Note Interest Distributable Amount” means, with respect to any Distribution Date and a Class of Notes, the sum of the Note Monthly Interest Distributable Amount and the Note Interest Carryover Shortfall for such Class of Notes with respect to such Distribution Date.

“Note Monthly Interest Distributable Amount” means, with respect to any Distribution Date for any Class of Notes, interest accrued for the related Interest Period at the applicable Interest Rate for such Class of Notes on the outstanding principal amount of the Notes of such Class on the immediately preceding Distribution Date, after giving effect to all payments of principal to Noteholders of such Class on or prior to such preceding Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of such Class of Notes).

“Note Pool Factor” means with respect to any Class of Notes as of the close of business on any Distribution Date, a seven-digit decimal figure equal to the outstanding principal amount of such Class of

Notes (after giving effect to any reductions thereof to be made on such Distribution Date) divided by the original outstanding principal amount of such Class of Notes.

“Note Principal Carryover Shortfall” means, as of the close of any Distribution Date, the excess of the Note Principal Distributable Amount with respect to such Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account on such Distribution Date.

“Note Principal Distributable Amount” means, with respect to any Distribution Date, the sum of (x) the Principal Distributable Amount with respect to such Distribution Date and  (y) the Note Principal Carryover Shortfall as of the close of the immediately preceding Distribution Date, minus the aggregate amount of the First Priority Distributable Amount and the Second Priority Distributable Amount distributed on such Distribution Date; provided, however, that the Note Principal Distributable Amount shall not exceed the Outstanding Amount of the Notes (after giving effect to the other amounts to be deposited in the Note Distribution Account in respect of the First Priority Principal Distributable Amount and the Second Priority Principal Distributable Amount on such Distribution Date); and provided, further, that the Note Principal Distributable Amount (i) on the Class A-1 Final Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account for payment on the Class A-1 Notes on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-1 Notes to zero, (ii) on the Class A-2 Final Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account for payment on the Class A-2 Notes on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-2 Notes to zero, (iii) on the Class A-3 Final Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account for payment on the Class A-3 Notes on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-3 Notes to zero, (iv) on the Class A-4 Final Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account for payment on the Class A-4 Notes on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-4 Notes to zero, (v) on the Class B Final Distribution Date shall not be less than the amount that is necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account for payment on the Class B Notes on such Distribution Date and allocable to principal) to reduce the Outstanding Amount on the Class B Notes to zero, and (vi) on the Class C Final Distribution Date shall not be less than the amount that is necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account for payment on the Class C Notes on such Distribution Date and allocable to principal) to reduce the Outstanding Amount on the Class C notes to zero.

“Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes, in each case as executed and authenticated in accordance with the Indenture.

“Obligee” means the Person to whom an Obligor is indebted under a Contract.

“Obligor” means a Motorcycle buyer or other person who owes payments under a Contract.

“Officer’s Certificate” means a certificate signed by the Chairman, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of any Person delivering such certificate and delivered to the Person to whom such certificate is required to be delivered, including any certificate delivered under any of the Transaction Documents required to be executed by a Servicing Officer.  In the case of an Officer’s Certificate of the

Servicer, at least one of the signing officers must be a Servicing Officer.  Unless otherwise specified, any reference herein to an Officer’s Certificate shall be to an Officers’ Certificate of the Servicer.

“Opinion of Counsel” means a written opinion of counsel (who may be counsel to the Trust Depositor or the Servicer) acceptable to the Indenture Trustee or the Owner Trustee, as the case may be.

“Outstanding Amount” shall have the meaning specified in the Indenture.

“Owner Trustee” means the Person acting, not in its individual capacity, but solely  as Owner Trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

“Paying Agent” means as described in Section 1.01 of  the Indenture and Section 3.10 of the Trust Agreement.

“Person” means any individual, corporation, estate, limited liability company, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Pool Balance” means as of any date, the Principal Balance of Contracts as of the close of business on such date.

“Pre-Funded Amount” means as of any date, the amount on deposit in the Pre-Funding Account at the close of business on such date.

“Pre-Funding Account” means the account designated as the Pre-Funding Account in, and which is established and maintained pursuant to Section 7.07.

“Principal Balance” means (a) with respect to any Contract as of any date, an amount equal to the unpaid principal balance of such Contract as of the close of business on the Initial Cutoff Date or related Subsequent Cutoff Date, as applicable, reduced by the sum of (x) all payments received by the Servicer as of such date allocable to principal and (y) any Cram Down Loss in respect of such Contract; provided, however, that (i) if (x) a Contract is reacquired by the Seller pursuant to Section 5.01 of the Transfer and Sale Agreement and Section 7.08 hereof because of a breach of representation or warranty or is purchased by the Servicer pursuant to Section 7.11 hereof, or if (y) the Servicer gives notice of its intent to purchase the Contracts in connection with an optional termination of the Trust pursuant to Section 7.10 hereof, in each case the Principal Balance of such Contract or Contracts shall be deemed as of the related Determination Date to be zero for the Due Period in which such event occurs and for each Due Period thereafter and (ii) from and after the Due Period in which a Contract becomes a Liquidated Contract, the Principal Balance of such Contract shall be deemed to be zero; and (b) where the context requires, the aggregate of the Principal Balances described in clause (a) for all such Contracts.

“Principal Distributable Amount” means (i) in respect of the first Distribution Date after the Closing Date, the excess of (x) the Aggregate Principal Balance as of the Cutoff Date over (y) the Aggregate Principal Balance as of the last day of the Due Period relating to the first Distribution Date, and (ii) on any Distribution Date thereafter, the Aggregate Principal Balance Decline for that Distribution Date.

“Prospectus” means the Base Prospectus together with the Supplement.

“Purchase Price” means, with respect to a Contract to be reacquired or purchased hereunder as of the last day of any Due Period an amount equal to (a) the Principal Balance of such Contract as of such day, plus (b) accrued and unpaid interest at the Contract Rate on such Contract through the end of such Due Period.

“Qualified Eligible Investments” means Eligible Investments acquired by the Indenture Trustee in its name and in its capacity as Indenture Trustee, which are held by the Indenture Trustee in any Trust Account and with respect to which (a) the Indenture Trustee has noted its interest therein on its books and records, and (b) the Indenture Trustee has purchased such investments for value without notice of any adverse claim thereto (and, if such investments are securities or other financial assets or interests therein, within the meaning of Section 8-102 of the UCC as enacted in Illinois, without acting in collusion with a securities intermediary in violating such securities intermediary’s obligations to entitlement holders in such assets, under Section 8-504 of such UCC, to maintain a sufficient quantity of such assets in favor of such entitlement holders), and (c) either (i) such investments are in the possession, or are under the control, of the Indenture Trustee, or (ii) such investments, (A) if certificated securities and in bearer form, have been delivered to the Indenture Trustee, or in registered form, have been delivered to the Indenture Trustee and either registered by the issuer thereof in the name of the Indenture Trustee or endorsed by effective endorsement to the Indenture Trustee or in blank; (B) if uncertificated securities, the ownership of which has been registered to the Indenture Trustee on the books of the issuer thereof (or another person, other than a securities intermediary, either becomes the registered owner of the uncertified security on behalf of the Indenture Trustee or, having previously become the registered owner, acknowledges that it holds for the Indenture Trustee); or (C) if securities entitlements (within the meaning of Section 8-102 of the UCC as enacted in Illinois) representing interests in securities or other financial assets (or interests therein) held by a securities intermediary (within the meaning of said Section 8-102), a securities intermediary indicates by book entry that a security or other financial asset has been credited to the Indenture Trustee’s securities account with such securities intermediary.  Any such Qualified Eligible Investment may be purchased by or through the Indenture Trustee or any of its affiliates.

“Rating Agency” means each of Moody’s and Standard & Poor’s, so long as such Persons maintain a rating on the Notes; and if either Moody’s or Standard & Poor’s no longer maintains a rating on the Notes, such other nationally recognized statistical rating organization selected by the Trust Depositor.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have been given ten days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each Rating Agency shall have notified the Trust Depositor, the Servicer and the Issuer in writing that such action will not result in a qualification, reduction or withdrawal of its then-current rating of any Class of Notes.

“Record Date” means, with respect to any Distribution Date, the close of business on the day immediately preceding such Distribution Date.

“Regulation AB” means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as amended from time to time and as clarified and interpreted by the Securities and Exchange Commission or its staff from time to time.

“Reimbursement Amount” has the meaning assigned in Section 7.03 hereof.

“Replacement Interest Rate Swap Agreement” means any ISDA Master Agreement, the Schedule and Credit Support Annex thereto, each dated after the Closing Date, between a Replacement Swap Counterparty and the Issuer, and the Confirmations thereto, each dated after the Closing Date, and entered into pursuant to such ISDA Master Agreement, and pursuant to the conditions set forth in the Interest Rate Swap Agreement, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Replacement Swap Counterparty” means any swap counterparty under a Replacement Interest Rate Swap Agreement that is an “Eligible Replacement” (as defined in the Interest Rate Swap Agreement).

“Required Holders” means Noteholders evidencing more than 50% of the aggregate Outstanding Amount of the Controlling Class.

“Reportable Event” means any event required to be reported on Form 8-K.

“Reserve Fund” means the Reserve Fund established and maintained pursuant to Section 7.06 hereof.

“Reserve Fund Deposits” means all moneys deposited in the Reserve Fund from time to time including, but not limited to, the Reserve Fund Initial Deposit as well as any monies deposited therein pursuant to Section 7.05(a), all investments and reinvestments thereof, earnings thereon, and proceeds of the foregoing, whether now or hereafter existing.

“Reserve Fund Initial Deposit” means $[      ].

“Reserve Fund Trigger Event” means the occurrence with respect to any Distribution Date (i) the Average Delinquency Ratio for such Distribution Date is equal to or greater than (a) [      ]% with respect to any Distribution Date which occurs within the period from the Closing Date to, and inclusive of, the 12th Distribution Date occurring after the Closing Date, (b) [      ]% with respect to any Distribution Date which occurs within the period from the day after the 12th Distribution Date occurring after the Closing Date to, and inclusive of, the 24th Distribution Date occurring after the Closing Date, or (c) [      ]% with respect to any Distribution Date which occurs within the period from the day after the 24th Distribution Date occurring after the Closing Date to, and inclusive of, the 36th Distribution Date occurring after the Closing Date or (d) [      ]% with respect to any Distribution Date occurring thereafter; (ii) the Average Loss Ratio for such Distribution Date is equal to or greater than (a) [      ]% with respect to any Distribution Date which occurs within the period from the Closing Date to, and inclusive of, the 24th Distribution Date occurring after the Closing Date or (b) [      ]% with respect to any Distribution Date occurring thereafter; or (iii) the Cumulative Loss Ratio for such Distribution Date is equal to or greater than (a) [      ]% with respect to any Distribution Date which occurs within the period from the Closing Date to, and inclusive of, the 12th Distribution Date occurring after the Closing Date, (b) [      ]% with respect to any Distribution Date which occurs within the period from the day after the 12th Distribution Date occurring after the Closing Date to, and inclusive of, the 24th Distribution Date occurring after the Closing Date, (c) [      ]% with respect to any Distribution Date which occurs within the period from the day after the 24th Distribution Date occurring after the Closing Date to, and inclusive of, the 36th Distribution Date occurring after the Closing Date, or (d) [      ]% with respect to any Distribution Date occurring thereafter.

A Reserve Fund Trigger Event shall be deemed to have terminated with respect to a Distribution Date if no Reserve Fund Trigger Event shall exist with respect to three consecutive Distribution Dates (inclusive of the respective Distribution Date).

“Responsible Officer” means, with respect to the Owner Trustee, any officer in its Corporate Trust Administration Department (or any similar group of a successor Owner Trustee) and with respect to the Indenture Trustee, the chairman and any vice chairman of the board of directors, the president, the chairman and vice chairman of any executive committee of the board of directors, every vice president, assistant vice president, the secretary, every assistant secretary, cashier or any assistant cashier, controller or assistant controller, the treasurer, every assistant treasurer, every trust officer, assistant trust officer and every other authorized officer or assistant officer of the Indenture Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, or to whom a corporate trust matter is referred because of knowledge of, familiarity with, and authority to act with respect to a particular matter.

“Second Priority Principal Distributable Amount” means, with respect to any Distribution Date, an amount, not less than zero, equal to the result of (a) the aggregate Outstanding Amount of the Class A Notes and Class B Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the Class A Notes and Class B Notes on that preceding Distribution Date), minus (b) the sum of (i) the amount of principal distributed in respect of the First Priority Principal Distributable Amount on such Distribution Date and (ii) the Aggregate Principal Balance at the end of Due Period related to that Distribution Date; provided, however, that the Second Priority Principal Distributable Amount shall not exceed the Outstanding Amount of the Class A Notes and Class B Notes after giving effect to the other amounts distributable in respect of principal on the Class A Notes and Class B Notes to be deposited in the Note Distribution Account in respect of the First Priority Principal Distributable Amount on such Distribution Date); provided, further, that the Second Priority Principal Distributable Amount on the scheduled final Distribution Date for the Class B Notes shall not be less than the amount that is necessary to pay the Class B Notes in full.

“Securities” means the Notes, or any of them.

“Securities Act” means the Securities Act of 1933, as amended.

“Securityholders” means the Holders of the Notes.

“Seller” means Harley-Davidson Credit Corp., a Nevada corporation, or its successor, in its capacity as Seller of Contract Assets under the Transfer and Sale Agreement and any Subsequent Purchase Agreement.

“Senior Swap Termination Payment” means any Swap Termination Payment owed by the Issuer to the Swap Counterparty under the Interest Rate Swap Agreement except if the Swap Counterparty is the “defaulting party” or “sole affected party” (other than in connection with a “tax event” or “illegality”) under the Interest Rate Swap Agreement.

“Servicer” means Harley-Davidson Credit Corp., a Nevada corporation, or its successor, until any Service Transfer hereunder and thereafter means the Successor Servicer appointed pursuant to Article VIII below with respect to the duties and obligations required of the Servicer under this Agreement.

“Service Transfer” has the meaning assigned in Section 8.03(a).

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

“Servicing Fee” means, on any Determination Date, the sum of (a) the Monthly Servicing Fee payable on the related Distribution Date, (b) Late Payment Penalty Fees received by the Servicer during the related Due Period, and (c) extension fees received by the Servicer during the related Due Period.

“Servicing Officer” means any officer of the Servicer involved in, or responsible for, the administration and servicing of Contracts whose name appears on a list of servicing officers appearing in an Officer’s Certificate furnished to the Indenture Trustee by the Servicer, as the same may be amended from time to time.

“Shortfall” means, with respect to a Distribution Date, an amount equal to the excess (if any) of (a) the sum of the amounts payable pursuant to (1) clauses (v) through (xi) of Section 7.05(a), (2) clauses (i) through (vii) of Section 7.05(b) or (3) clauses (i) through (viii) of Section 7.05(c), as applicable, over (b) Available Monies for such Distribution Date minus the amounts payable pursuant to clauses (i) through (iv) of Section 7.05(a) on such Distribution Date.

“Solvent” means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Specified Reserve Fund Balance” means, with respect to any Distribution Date, an amount equal to the greater of:

(a)           [        ]% of the Principal Balance of the Contracts in the Trust as of the last day of the related Due Period; provided, however, in the event a Reserve Fund Trigger Event occurs and is continuing for three consecutive Distribution Dates (inclusive of the respective Distribution Date), the Specified Reserve Fund Balance shall be equal to [        ]% of the Principal Balance of the Contracts in the Trust as of the last day of the immediately preceding Due Period; and

(b)           [        ]% of the aggregate of the Initial Class A-1 Note Balance, Initial Class A-2 Note Balance, Initial Class A-3a Note Balance, Initial Class A-3b Note Balance, Initial Class A-4 Note Balance, Initial Class B Note Balance, Initial Class C Note Balance and Initial Class D Note Balance;

provided, however, in no event shall the Specified Reserve Fund Balance be greater than the aggregate outstanding principal balance of the Securities.  As of any Distribution Date, the amount of funds actually on deposit in the Reserve Fund may, in certain circumstances, be less than the Specified Reserve Fund Balance.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., or any successor thereto.

“Subordinated Swap Termination Payment” means any Swap Termination Payment owed by the Issuer to the Swap Counterparty under the Interest Rate Swap Agreement other than a Senior Swap Termination Payment.

“Subsequent Contracts” means all Contracts transferred to the Trust pursuant to Section 2.03.

“Subsequent Cutoff Date” means the date specified as such for Subsequent Contracts in the related Subsequent Transfer Agreement.

“Subsequent List of Contracts” means a list, in the form of the initial List of Contracts delivered on the Closing Date, but listing each Subsequent Contract transferred to the Trust pursuant to the related Subsequent Transfer Agreement.

“Subsequent Purchase Agreement” means, with respect to any Subsequent Contracts, the agreement between the Seller and the Trust Depositor pursuant to which the Seller will transfer the Subsequent Contracts to the Trust Depositor, the form of which is attached to the Transfer and Sale Agreement as Exhibit C.

“Subsequent Reserve Fund Amount” means the amount on each Subsequent Transfer Date equal to [      ]% of the aggregate balance of the Subsequent Contracts (as of the related Subsequent Cutoff Dates) conveyed to the Trust.

“Subsequent Transfer Agreement” means the agreement described in Section 2.03(b) hereof.

“Subsequent Transfer Date” means any date during the Funding Period on which Subsequent Contracts are transferred to the Trust.

“Successor Servicer” means a servicer described in Section 8.03(b).

“Supplement” means the Prospectus Supplement dated [                ].

“Swap Collateral Account” means a trust account as described in Section 7.12 maintained in the name of the Indenture Trustee and which shall be an Eligible Account.

“Swap Counterparty” means [                    ], as the swap counterparty under the Interest Rate Swap Agreement, or any successor or replacement swap counterparty from time to time.

“Swap Replacement Proceeds” means any amounts received from a Replacement Swap Counterparty in consideration for entering into a Replacement Interest Rate Swap Agreement for a terminated Interest Rate Swap Agreement.

“Swap Termination Payment” means the payment due to the Swap Counterparty by the Trust or to the Trust by the Swap Counterparty under the Interest Rate Swap Agreement, as applicable, including interest that may accrue thereon, arising from a termination of the Interest Rate Swap Agreement in connection with the occurrence of an “event of default” or “termination event” under the Interest Rate Swap Agreement.

“Swap Termination Payment Account” means an Eligible Account maintained in the name of the Indenture Trustee pursuant to Section 7.12.

“Transaction Documents” means this Agreement, the Transfer and Sale Agreement, the Lockbox Agreement, the Indenture, the Trust Agreement, the Administration Agreement, the Note Depository Agreement, any Subsequent Transfer Agreement, any Subsequent Purchase Agreement and the Interest Rate Swap Agreement.

“Transfer and Sale Agreement” means the Transfer and Sale Agreement dated as of the date hereof by and between the Seller and the Trust Depositor, as amended, supplemented or otherwise modified from time to time.

“Trust” means the trust created by the Trust Agreement, comprised of the Trust Corpus.

“Trust Accounts” means, collectively, the Collection Account, the Pre-Funding Account, the Note Distribution Account, the Reserve Fund, the Interest Reserve Account and the Swap Termination Payment Account (to the extent established in accordance with Section 7.12), or any of them.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise), including the Reserve Fund Initial Deposit, and all proceeds of the foregoing.

“Trust Agreement” means the Trust Agreement, dated as of [                      ], between the Trust Depositor and the Owner Trustee.

“Trust Corpus” has the meaning given to such term in Section 2.01(a) hereof (and in Section 2.03(a) hereof in respect of Subsequent Contracts and related assets transferred to the Trust pursuant to Subsequent Transfer Agreements).

“Trust Depositor” has the meaning assigned such term in the preamble hereunder or any successor thereto.

“Trust Estate” shall have the meaning specified in the Trust Agreement.

“Trustees” means the Owner Trustee and the Indenture Trustee.

“UCC” means the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of Illinois, provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection or priority of the security interests in any collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority or availability of such remedy.

“Uncollectible Advance” means with respect to any Determination Date and any Contract, the amount, if any, advanced by the Servicer pursuant to Section 7.03  which the Servicer has as of such Determination Date determined in good faith will not be ultimately recoverable by the Servicer from insurance policies on the related Motorcycle, the related Obligor or out of Net Liquidation Proceeds with respect to such Contract.  The determination by the Servicer that it has made an Uncollectible Advance, or, that any Advance proposed to be made would be an Uncollectible Advance, shall be evidenced by an Officer’s Certificate delivered to the Trustees.

“Underwriters” has the meaning set forth in the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement, dated [                ], by and among the Trust Depositor, the Seller and the Underwriters.

“United States” means the United States of America.

“Vice President” of any Person means any vice president of such Person, whether or not designated by a number or words before or after the title “Vice President” who is a duly elected officer of such Person.

“WTC” means Wilmington Trust Company, in its individual capacity.

Section 1.02.        Usage of Terms.  With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.”

Section 1.03.        Section References.  All section references, unless otherwise indicated, shall be to Sections in this Agreement.

Section 1.04.        Calculations.  Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360-day year and twelve 30-day months and will be carried out to at least three decimal places.

Section 1.05.        Accounting Terms.  All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

ARTICLE TWO

TRANSFER OF CONTRACTS

Section 2.01.        Closing.  (a)  On the Closing Date, the Trust Depositor shall transfer, assign, set over and otherwise convey to the Trust by execution of an assignment substantially in the form of Exhibit A hereto, without recourse other than as expressly provided herein, for a purchase price in cash of $[      ] (less fees and expenses in connection with the offering and sale of the Class A Notes and certain deposits to the Reserve Fund on the Closing Date) and the Trust’s issuance of the Class B Notes, Class C Notes and Class D Notes to the Trust Depositor, (i) all the right, title and interest of the Trust Depositor in and to the Contracts listed on the List of Contracts delivered on the Closing Date (including, without limitation, all security interests and all rights to receive payments which are collected pursuant thereto after the Initial Cutoff Date, including any liquidation proceeds therefrom, but excluding any rights to receive payments which were collected pursuant thereto on or prior to the Cutoff Date), (ii) all rights of the Trust Depositor under any physical damage or other individual insurance policy (and rights under a “forced placed” policy, if any), any debt insurance policy or any debt cancellation agreement relating to any such Contract, an Obligor or a Motorcycle securing such Contract, (iii) all security interests in each such Motorcycle, (iv) all documents contained in the related Contract Files, (v) all rights (but not the obligations) of the Trust Depositor under any related motorcycle dealer agreements between dealers (i.e., the originators of certain Contracts) and the Seller, (vi) all rights of the Trust Depositor in the Lockbox, the Lockbox Account and the related Lockbox Agreement to the extent they relate to the Contracts, (vii) all rights (but not the obligations) of the Trust Depositor under the Transfer and Sale Agreement, including but not limited to the Trust Depositor’s rights under Article V thereof, (viii) the remittances, deposits and payments made into the Trust Accounts from time to time and amounts in the Trust Accounts from time to time (and any investments of such amounts), (ix) all rights of the Trust Depositor to certain rebates of premiums and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts or other repair agreements and other items financed under such Contracts and (x) all proceeds and products of the foregoing (the property in clauses (i)-(x) above, being the “Trust Corpus”).  Although the Trust Depositor and the Owner Trustee agree that such transfer is intended to be a transfer of ownership of the Trust Corpus, rather than the granting of a security interest to secure a borrowing, and that the Trust Corpus shall not be property of the Trust Depositor, in the event such transfer is deemed to be of a mere security interest to secure a borrowing, the Trust Depositor shall be deemed to have granted the Trust a perfected first priority security interest in such Trust Corpus and this Agreement shall constitute a security agreement under applicable law.

Section 2.02.        Conditions to the Closing.  On or before the Closing Date, the Trust Depositor shall deliver or cause to be delivered the following documents to the Owner Trustee and the Indenture Trustee:

(a)           The initial List of Contracts, certified by the Chairman of the Board, President or any Vice President of the Trust Depositor, together with an assignment substantially in the form of Exhibit A hereto.

(b)           A certificate of an officer of the Seller substantially in the form of Exhibit B to the Transfer and Sale Agreement and of an officer of the Trust Depositor substantially in the form of Exhibit B hereto.

(c)           Opinions of counsel for the Seller and the Trust Depositor in form and substance reasonably satisfactory to the Underwriters (and including as an addressee thereof each Rating Agency).

(d)           A letter or letters from Ernst & Young LLP, or another nationally recognized accounting firm, addressed to the Seller and the Underwriters and stating that such firm has reviewed a sample of the Initial Contracts and performed specific procedures for such sample with respect to certain contract terms and which identifies those Initial Contracts which do not conform.

(e)           Copies of resolutions of the Board of Directors of each of the Seller/Servicer and the Trust Depositor or of the Executive Committee of the Board of Directors of each of the Seller/Servicer and the Trust Depositor approving the execution, delivery and performance of this Agreement and the other Transaction Documents to which any of them is a party, as applicable, and the transactions contemplated hereunder and thereunder, certified in each case by the Secretary or an Assistant Secretary of the Seller/Servicer and the Trust Depositor.

(f)            Officially certified, recent evidence of due incorporation and good standing of each of the Seller and the Trust Depositor under the laws of Nevada.

(g)           Evidence of proper filing with the appropriate office in Nevada of a UCC financing statement naming the Seller, as debtor, naming the Trust Depositor as assignor secured party (and the Trust as secured party) and identifying the Contract Assets as collateral; and evidence of proper filing with the appropriate office in Nevada of a UCC financing statement naming the Trust Depositor, as debtor, naming the Trust as assignor secured party (and the Indenture Trustee as secured party) and identifying the Trust Corpus as collateral; and evidence of proper filing with the appropriate office in Delaware of a UCC financing statement naming the Trust, as debtor, and naming the Indenture Trustee, as secured party and identifying the Collateral as collateral.

(h)           An Officer’s Certificate listing the Servicer’s Servicing Officers.

(i)            Evidence of deposit in the Collection Account of all funds received with respect to the Initial Contracts after the Initial Cutoff Date to the Closing Date, together with an Officer’s Certificate from the Trust Depositor to the effect that such amount is correct.

(j)            The Officer’s Certificate of the Seller specified in Section 2.02(h) of the Transfer and Sale Agreement.

(k)           Evidence of deposit in the Reserve Fund of the Reserve Fund Initial Deposit by the Indenture Trustee.

(l)            A fully executed Transfer and Sale Agreement.

(m)          A fully executed Trust Agreement.

(n)           A fully executed Administration Agreement.

(o)           A fully executed Indenture.

(p)           A fully executed Interest Rate Swap Agreement.

Section 2.03.               Conveyance of Subsequent Contracts.  (a) Subject to the conditions set forth in paragraph (b) below, the Trust Depositor shall transfer, assign, set over and otherwise convey to the Trust, without recourse other than as expressly provided herein and therein, (i) all the right, title and interest of the Trust Depositor in and to the Subsequent Contracts listed on the Subsequent List of Contracts (including, without limitation, all security interests and all rights to receive payments which are collected pursuant thereto after the related Subsequent Cutoff Date, including any liquidation proceeds therefrom, but excluding any rights to receive payments which were collected pursuant thereto on or prior to such Subsequent Cutoff Date), (ii) all rights of the Trust Depositor under any physical damage or other individual insurance policy (including a “forced placed” policy, if any), any debt insurance policy or any debt cancellation agreement relating to any such Subsequent Contract, an Obligor or a Motorcycle securing such Subsequent Contract, (iii) all security interests in each such Motorcycle, (iv) all documents contained in the related Contract Files, (v) all rights (but not the obligations) of the Trust Depositor under any related motorcycle dealer agreements between dealers (i.e., the originators of certain Subsequent Contracts) and the Seller, (vi) all rights of the Trust Depositor in the Lockbox, the Lockbox Account and the related Lockbox Agreement to the extent they relate to such Subsequent Contracts, (vii) all rights (but not the obligations) of the Trust Depositor under the Transfer and Sale Agreement related to such Subsequent Contracts (to the extent not already conveyed under Section 2.01(a)), including but not limited to the Trust Depositor’s related rights under Article V thereof, as well as all rights, but not the obligations, of the Trust Depositor under the Subsequent Purchase Agreement related to such Subsequent Contracts, (viii) the remittances, deposits and payments made into the Trust Accounts from time to time and amounts in the Trust Accounts from time to time related to such Subsequent Contracts (to the extent not already conveyed under Section 2.01(a)) (and any investments of such amounts), (ix) all rights of the Trust Depositor to certain rebates of premiums and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts or other repair agreements and other items financed under such Subsequent Contracts and (x) all proceeds and products of the foregoing (the property in clauses (i)-(x) above, upon such transfer, becoming part of the “Trust Corpus”).  Although the Trust Depositor and the Owner Trustee agree that such transfer is intended to be a transfer of ownership, rather than the granting of a security interest to secure a borrowing, and that the Trust Corpus following such transfer shall not be property of the Trust Depositor, in the event such transfer is deemed to be of a mere security interest to secure a borrowing, the Trust Depositor shall be deemed to have granted the Owner Trustee for the benefit of the Trust a perfected first priority security interest in such Trust Corpus and this Agreement shall constitute a security agreement under applicable law.

(b)           The Trust Depositor shall transfer to the Trust the Subsequent Contracts and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

(i)            The Trust Depositor shall have provided the Owner Trustee, the Indenture Trustee, the Underwriters and the Rating Agencies with a timely Addition Notice and shall have provided any information reasonably requested by any of the foregoing with respect to the Subsequent Contracts;

(ii)           the Funding Period shall not have terminated;

(iii)          the Trust Depositor shall have delivered to the Owner Trustee a duly executed written assignment (including an acceptance by the Owner Trustee) in substantially the form of Exhibit L hereto (the “Subsequent Transfer Agreement”), which shall include a Subsequent List of Contracts listing the Subsequent Contracts;

(iv)          the Trust Depositor shall have deposited or caused to be deposited in the Collection Account all collections received with respect to the Subsequent Contracts after the related Subsequent Cutoff Date;

(v)           as of each Subsequent Transfer Date, neither the Seller nor the Trust Depositor was insolvent nor will either of them have been made insolvent by such transfer nor is either of them aware of any pending insolvency;

(vi)          the applicable Subsequent Reserve Fund Amount for such Subsequent Transfer Date shall have been deposited by the Indenture Trustee from the Pre-Funding Account to the Reserve Fund;

(vii)         each Rating Agency shall have notified the Trust Depositor, the Owner Trustee and the Indenture Trustee that following such transfer the Notes will be rated at least their respective ratings as of the Closing Date by such Rating Agency;

(viii)        such addition will not result in a material adverse tax consequence to the Trust or the Certificateholder as evidenced by an Opinion of Counsel to be delivered by the Trust Depositor to the Owner Trustee, Indenture Trustee, the Rating Agencies and the Underwriters;

(ix)           the Trust Depositor shall have confirmed the satisfaction of each condition precedent specified in this paragraph (b);

(x)            the Trust Depositor shall have delivered to the Rating Agencies and the Underwriters one or more opinions of counsel (or bring-downs of opinions of counsel delivered on the Closing Date) with respect to the transfer of the Subsequent Contracts substantially in the form of the opinions of counsel delivered to such Persons on the Closing Date;

(xi)           no selection procedures believed by the Trust Depositor to be adverse to the interests of the Noteholders shall have been utilized in selecting the Subsequent Contracts;

(xii)          the Trust Depositor shall have delivered to the Rating Agencies evidence that (A) the weighted average contract rate of the Contracts collectively, following the transfer of the Subsequent Contracts, is not less than [        ]% and (B) that the weighted average calculated remaining term to maturity of the Contracts collectively, following the transfer of the Subsequent Contracts, does not exceed [      ] months;

(xiii)         each of the representations and warranties made by the Seller pursuant to Section 3.01 of the Transfer and Sale Agreement with respect to the Subsequent Contracts shall be true and correct as of the related Subsequent Transfer Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

(xiv)        the Seller or the Servicer shall, at its own expense, on or prior to the Subsequent Transfer Date indicate in its Computer File that the Subsequent Contracts identified on the Subsequent List of Contracts in the Subsequent Transfer Agreement have been transferred to the Issuer pursuant to this Agreement and the Transfer and Sale Agreement; and

(xv)         the Seller shall have taken any action required to maintain the first perfected ownership interest of the Issuer in the Trust Estate and the first perfected security interest of the Indenture Trustee in the Collateral.

(c)           The Trust Depositor covenants to transfer (at or prior to the end of the Funding Period) to the Trust pursuant thereto Subsequent Contracts with an aggregate Principal Balance equal to $[                  ]; provided, however, that in complying with such covenant, the Trust Depositor agrees to make no more than one separate transfer of Subsequent Contracts per monthly period (as measured by the corresponding Distribution Dates).  In the event that the Trust Depositor shall fail to deliver and transfer to the Trust any or all of such Subsequent Receivables by the date on which the Funding Period ends and the Pre-Funded Amount is greater than $150,000 on such date, the Trust Depositor shall cause to be deposited into the Collection Account the amount then on deposit in the Pre-Funding Account; provided, however, that the foregoing shall be the sole remedy of the Trust, the Owner Trustee, the Indenture Trustee and the Securityholders with respect to a failure of the Trust Depositor to comply with such covenant.

ARTICLE THREE

REPRESENTATIONS AND WARRANTIES

The Seller under the Transfer and Sale Agreement has made, and upon execution of each Subsequent Purchase Agreement is deemed to remake, each of the representations and warranties set forth in Exhibit J hereto and has consented to the assignment by the Trust Depositor to the Issuer of the Trust Depositor’s rights with respect thereto.  Such representations speak as of the execution and delivery of this Agreement and as of the Closing Date in the case of the Initial Contracts, and as of the applicable Subsequent Transfer Date in the case of the Subsequent Contracts, but shall survive the transfer and assignment of the Contracts to the Trust.  Pursuant to Section 2.01 of this Agreement, the Trust Depositor has assigned, transferred and conveyed to the Issuer as part of the Trust Corpus its rights under the Transfer and Sale Agreement, including without limitation, the representations and warranties of the Seller therein as set forth in Exhibit J attached hereto, together with all rights of the Trust Depositor with respect to any breach thereof including any right to require the Seller to reacquire any Contract in accordance with the Transfer and Sale Agreement.  It is understood and agreed that the representations and warranties set forth or referred to in this Section shall survive delivery of the Contract Files to the Owner Trustee or any custodian.

The Trust Depositor hereby represents and warrants to the Trust and the Indenture Trustee that it has entered into the Transfer and Sale Agreement with the Seller, that the Seller has made the representations and warranties in the Transfer and Sale Agreement as set forth in Exhibit J hereto, that such representations and warranties run to and are for the benefit of the Trust Depositor, and that pursuant to Section 2.01 of this Agreement the Trust Depositor has transferred and assigned to the Trust all rights of the Trust Depositor to cause the Seller under the Transfer and Sale Agreement to reacquire Contracts in the event of a breach of such representations and warranties.

Section 3.01.        Representations and Warranties Regarding the Trust Depositor.  By its execution of this Agreement and each Subsequent Transfer Agreement, the Trust Depositor represents and warrants to the Trust, the Indenture Trustee and the Noteholders that:

(a)           Assumption of Seller’s Representations and Warranties.  The representations and warranties set forth in Exhibit J are true and correct.

(b)           Organization and Good Standing.  The Trust Depositor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged.  The Trust Depositor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Trust Depositor or the Trust.

(c)           Authorization; Valid Sale; Binding Obligations.  The Trust Depositor has the power and authority to make, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which it is a party, and to create the Trust and cause it to make, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and to cause the Trust to be created.  This Agreement and the related Subsequent Transfer Agreement, if any, shall effect a valid transfer and assignment of the Trust Corpus, enforceable against the Trust Depositor and creditors of and purchasers from the Trust Depositor.  This Agreement and the other Transaction Documents to which the Trust Depositor is a party constitute the legal, valid and binding obligation of the Trust Depositor enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.

(d)           No Consent Required.  The Trust Depositor is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party.

(e)           No Violations.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by the Trust Depositor, and the consummation of the transactions contemplated hereby and thereby, will not violate any provision of any existing law or regulation or any order or decree of any court or of any Federal or state regulatory body or administrative agency having jurisdiction over the Trust Depositor or any of its properties or the Articles of Incorporation or Bylaws of the Trust Depositor, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Trust Depositor is a party or by which the Trust Depositor or any of the Trust Depositor’s properties may be bound, or result in the creation or imposition of any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind upon any of its properties pursuant to the terms of any such mortgage, indenture, contract or other agreement, other than as contemplated by the Transaction Documents.

(f)            Litigation.  No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Trust Depositor threatened, against the Trust Depositor or any of its properties or with respect to this Agreement, the other Transaction Documents to which it is a party or the Notes (1) which, if adversely determined, would in the opinion of the Trust Depositor have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Trust Depositor or the Trust or the transactions contemplated by this Agreement or the other Transaction Documents to which the Trust Depositor is a party or (2) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Certificate or Notes.

(g)           State of Incorporation; Name; No Changes.  The Trust Depositor’s state of incorporation is the State of Nevada.  The Trust Depositor’s exact legal name is as set forth in the first paragraph of this Agreement.  The Trust Depositor has not changed its name, whether by amendment of its Articles of Incorporation, by reorganization or otherwise, and has not changed the location of its place of business, within the four months preceding the Closing Date.

(h)           Solvency.  The Trust Depositor, after giving effect to the conveyances made by it hereunder, is Solvent.

Such representations speak as of the execution and delivery of this Agreement and as of the Closing Date in the case of the Initial Contracts, and as of the applicable Subsequent Transfer Date in the case of the Subsequent Contracts, but shall survive the transfer and assignment of the Contracts to the Trust.

Section 3.02.        Representations and Warranties Regarding the Servicer.  The Servicer represents and warrants to the Trust, the Indenture Trustee and the Noteholders that:

(a)           Organization and Good Standing.  The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged.  The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Servicer or the Trust.  The Servicer is properly licensed in each jurisdiction to the extent required by the laws of such jurisdiction to service the Contracts in accordance with the terms hereof other than such licenses the failure to obtain would not have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Servicer or on the ability of the Servicer to perform its obligations hereunder.

(b)           Authorization; Binding Obligations.  The Servicer has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which the Servicer is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which the Servicer is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Servicer is a party.  This Agreement and the other Transaction Documents to which the Servicer is a party constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.

(c)           No Consent Required.  The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Transaction Documents to which the Servicer is a party.

(d)           No Violations.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Servicer is a party by the Servicer will not violate any provisions of any existing law or regulation or any order or decree of any court or of any Federal or state regulatory body or administrative agency having jurisdiction over the Servicer or any of its properties or the Articles of Incorporation or Bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer or any of the Servicer’s properties may be bound, or result in the creation of or imposition of any security interest, lien, pledge, preference, equity or encumbrance of any kind upon any of its properties pursuant to the terms of any such mortgage, indenture, contract or other agreement, other than this Agreement.

(e)           Litigation.  No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement, any other Transaction Document to which the Servicer is a party which, if adversely determined, would in the opinion of the Servicer have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Servicer or the Trust or the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party.

ARTICLE FOUR

PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS

Section 4.01.        Custody of Contracts.  (a) Subject to the terms and conditions of this Section 4.01, the contents of each Contract File shall be held by the Servicer, or its custodian, for the benefit of, and as agent for, the Trust as the owner thereof and the Indenture Trustee.

(b)           The Servicer agrees to maintain the related Contract Files at its offices where they are currently maintained, or at such other offices of the Servicer in the State of Nevada as shall from time to time be identified to the Trustees  by written notice.  The Servicer may temporarily move individual Contract Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures; provided, however, that the Servicer will take all action necessary to maintain the perfection of the Trust’s interest in the Contracts and the proceeds thereof.  It is intended that, by the Servicer’s agreement pursuant to Section 4.01(a) above and this Section 4.01(b), the Trustees  shall be deemed to have possession of the Contract Files for purposes of Section 9-313 of the Uniform Commercial Code of the State in which the Contract Files are located.

(c)           As custodian, the Servicer shall have the following powers and perform the following duties:

(i)            hold, or cause the Servicer’s custodian to hold, the Contract Files on behalf of the Trust, maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement, maintain a current inventory thereof and certify to the Owner Trustee and the Indenture Trustee annually that it, or its custodian, continues to maintain possession of such Contract Files;

(ii)           implement policies and procedures in writing and signed by a Servicing Officer with respect to persons authorized to have access to the Contract Files on the Servicer’s premises and the receipting for Contract Files taken from their storage area by an employee of the Servicer for purposes of servicing or any other purposes;

(iii)          attend to all details in connection with maintaining custody of the Contract Files on behalf of the Trust;

(iv)          at all times maintain, or cause the Servicer’s custodian to maintain, the original of the fully executed Contract in accordance with its customary practices and procedures, except as may be necessary to conduct collection and servicing activities in accordance with its customary practices and procedures; and

(v)           as promptly as practicable after the Closing Date (or Subsequent Transfer Date, as the case may be), and in any event within 60 days thereof, deliver an Officer’s Certificate to the Owner Trustee and the Indenture Trustee certifying that as of a date no earlier than the Closing Date (or Subsequent Transfer Date, as the case may be) it has conducted an inventory of the Contract Files (which in the case of Subsequent Contracts, need be only of the Contract Files related to such Subsequent Contracts) and that there exists a Contract File for each Contract and stating all exceptions to such statement, if any.

(d)           In performing its duties under this Section 4.01, the Servicer agrees to act with reasonable care, using that degree of skill and care that it exercises with respect to similar contracts for the installment purchase of consumer goods owned and/or serviced by it, and in any event with no less degree of skill and care than would be exercised by a prudent servicer of motorcycle conditional sales contracts and promissory notes and security agreements.  The Servicer shall promptly report to the Owner Trustee and the Indenture Trustee any failure by it, or its custodian, to hold the Contract Files as herein provided and shall promptly take appropriate action to remedy any such failure.  In acting as custodian of the Contract Files, the Servicer further agrees not to assert any legal or beneficial ownership interest in the Contracts or the Contract Files, except as provided in Section 5.06.  The Servicer agrees to indemnify the Noteholders, the Certificateholder, the Owner Trustee and the Indenture Trustee for any and all liabilities, obligations, losses, damages, payments, costs, or expenses of any kind whatsoever which may be imposed on, incurred by or asserted against the Noteholders, the Certificateholder, the Owner Trustee and the Indenture Trustee as the result of any act or omission by the Servicer relating to the maintenance and custody of the Contract Files; provided, however, that the Servicer will not be liable for any portion of any such amount resulting from the gross negligence or willful misconduct of any Noteholder,

Certificateholder, the Owner Trustee or the Indenture Trustee.  The Trustees shall have no duty to monitor or otherwise oversee the Servicer’s performance as custodian hereunder.

Section 4.02.        Filing.  On or prior to the Closing Date, the Servicer shall cause the UCC financing statement(s) referred to in Section 2.02(g) hereof to be filed and from time to time the Servicer shall take and cause to be taken such actions and execute such documents as are necessary or desirable or as the Owner Trustee or Indenture Trustee may reasonably request to perfect and protect the Trust’s first priority perfected interest in the Trust Corpus against all other persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title.  All financing statements filed or to be filed against the Seller in favor of the Trust Depositor or the Trust in connection herewith describing the Contract Assets as collateral shall contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement, except as permitted in the Transfer and Sale Agreement or Sale and Servicing Agreement, will violate the rights of the Secured Party.”

Section 4.03.        Name Change or Relocation.  (a) During the term of this Agreement, neither the Seller nor the Trust Depositor shall change its name, identity or structure or change its state of incorporation without first giving at least 30 days’ prior written notice to the Owner Trustee and the Indenture Trustee.

(b)           If any change in either the Seller’s or the Trust Depositor’s name, identity or structure or other action would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Servicer, no later than five days after the effective date of such change, shall file such amendments as may be required to preserve and protect the Trust’s interests in the Trust Corpus and the proceeds thereof.  In addition, neither the Seller nor the Trust Depositor shall change its state of incorporation unless it has first taken such action as is advisable or necessary to preserve and protect the Trust’s interest in the Trust Corpus.  Promptly after taking any of the foregoing actions, the Servicer shall deliver to the Owner Trustee and the Indenture Trustee an opinion of counsel reasonably acceptable to the Owner Trustee and the Indenture Trustee stating that, in the opinion of such counsel, all financing statements or amendments necessary to preserve and protect the interests of the Trust in the Trust Corpus and the Indenture Trustee in the Collateral have been filed, and reciting the details of such filing.

Section 4.04.        Costs and Expenses.  The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Trust’s right, title and interest in and to the Contracts (including, without limitation, the security interest in the Motorcycles granted thereby).

ARTICLE FIVE

SERVICING OF CONTRACTS

Section 5.01.        Responsibility for Contract Administration.  The Servicer will have the sole obligation to manage, administer, service and make collections on the Contracts and perform or cause to be performed all contractual and customary undertakings of the holder of the Contracts to the Obligor.  The Owner Trustee, at the written request of a Servicing Officer, shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate in the opinion of the Owner Trustee to enable the Servicer to carry out its servicing and administrative duties hereunder.  The Servicer is hereby appointed the servicer hereunder until such time as any Service Transfer may be effected under Article VIII.

Section 5.02.        Standard of Care.  In managing, administering, servicing and making collections on the Contracts pursuant to this Agreement, the Servicer will exercise that degree of skill and care consistent with the skill and care that the Servicer exercises with respect to similar contracts serviced by the Servicer, and, in any event no less degree of skill and care than would be exercised by a prudent servicer of motorcycle conditional sales contracts and promissory note and security agreements; provided, however, that notwithstanding the foregoing, the Servicer shall not release or waive the right to collect the unpaid balance of any Contract except that with respect to a Contract that has become a Defaulted Contract, the Servicer, consistent with its collection policies, may release or waive the right to collect the unpaid balance of such Defaulted Contract in an effort to maximize collections thereon.

Section 5.03.        Records.  The Servicer shall, during the period it is servicer hereunder, maintain such books of account and other records as will enable the Owner Trustee and the Indenture Trustee to determine the status of each Contract.

Section 5.04.        Inspection.  (a) At all times during the term hereof, the Servicer shall afford the Owner Trustee and  the Indenture Trustee and their respective authorized agents reasonable access during normal business hours to the Servicer’s records relating to the Contracts and will cause its personnel to assist in any examination of such records by the Owner Trustee or the Indenture Trustee, or such authorized agents and allow copies of the same to be made.  The examination referred to in this Section will be conducted in a manner which does not unreasonably interfere with the Servicer’s normal operations or customer or employee relations.  Without otherwise limiting the scope of the examination the Owner Trustee or the Indenture Trustee may, using generally accepted audit procedures, verify the status of each Contract and review the Computer File and records relating thereto for conformity to Monthly Reports prepared pursuant to Article IX and compliance with the standards represented to exist as to each Contract in this Agreement.

(b)           At all times during the term hereof, the Servicer shall keep available a copy of the List of Contracts at its principal executive office for inspection by the Trustees.

Section 5.05.        Trust Accounts.  (a) On or before the Closing Date, the Trust Depositor shall establish the Trust Accounts, each with and in the name of the Indenture Trustee for the benefit of the Noteholders and the Swap Counterparty.  The Indenture Trustee is hereby required to ensure that each of the Trust Accounts is established and maintained as an Eligible Account.

(b)           The Indenture Trustee shall deposit (or the Servicer shall deposit, with respect to payments by or on behalf of the Obligors received directly by the Servicer), without deposit into any intervening account, into the Collection Account as promptly as practical (but in any case not later than the second Business Day following the receipt thereof):

(i)            With respect to principal and interest on the Contracts received after the Cutoff Date or Subsequent Cutoff Date, as applicable (which for the purpose of this paragraph (b)(i) shall include those monies in the Lockbox Account allocable to principal and interest on the Contracts), all such amounts received by the Owner Trustee or Servicer;

(ii)           All Net Liquidation Proceeds related to the Contracts;

(iii)          The aggregate of the Purchase Prices for Contracts reacquired by the Trust Depositor as described in Section 7.08;

(iv)          All Advances made by the Servicer pursuant to Section 7.03(a);

(v)           All amounts paid by the Servicer in connection with an optional purchase of the Contracts described in Section 7.10;

(vi)          The aggregate of the Purchase Prices for Contracts purchased by the Servicer as described in Section 7.11;

(vii)         All amounts received in respect of interest, dividends, gains, income and earnings on investments of funds in the Trust Accounts (except the Reserve Fund) as contemplated herein;

(viii)        All amounts realized in respect of Carrying Charges transferred from the Interest Reserve Account as contemplated in Section 7.03(b); and

(ix)           All Net Swap Receipts and Swap Termination Payments received by it under the Interest Rate Swap Agreement.

(c)           The Indenture Trustee shall, if amounts remain on deposit in the Pre-Funding Account at the expiration of the Funding Period, cause to be deposited into the Note Distribution Account the amount then on deposit in the Pre-Funding Account.

(d)           The Servicer shall direct the Indenture Trustee, and the Indenture Trustee shall invest the amounts in the Trust Accounts in Qualified Eligible Investments that are payable on demand or that mature not later than one Business Day prior to the next succeeding Distribution Date.  Once such funds are invested, the Indenture Trustee shall not change the investment of such funds.  Any loss on such investments shall be deposited in the applicable Trust Account by the Servicer out of its own funds immediately as realized.  Funds in the Trust Accounts not so invested must be insured to the extent permitted by law by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation.  Subject to the restrictions herein, the Indenture Trustee may purchase a Qualified Eligible Investment from itself or an Affiliate.   Subject to the other provisions hereof, the Indenture Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Indenture Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Indenture Trustee in a manner which complies with this Section 5.05(d).  All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Trust Accounts (other than the Reserve Fund and the Pre-Funding Account) shall be deposited in the Collection Account pursuant to Section 5.05(b) and distributed on the next Distribution Date pursuant to Section 7.05.  The Trust Depositor and the Trust agree and acknowledge that the Indenture Trustee is to have “control” (within the meaning of Section 9-106 of the UCC) of collateral comprised of “Investment Property” (within the meaning of Section 9-102 of the UCC) for all purposes of this Agreement.

(e)           Notwithstanding anything to the contrary herein, the Servicer may remit payments on the Contracts and Net Liquidation Proceeds to the Collection Account in next-day funds or immediately available funds no later than 10:00 a.m., Central time, on the Business Day prior to the next succeeding Distribution Date, but only for so long as the short-term debt security rating of the Servicer is at least “Prime-1” by Moody’s and “A-1” by Standard & Poor’s.

(f)            The Servicer shall apply collections received in respect of a Contract as follows:

(i)            First, to accrued interest with respect to such Contract;

(ii)           Second, to pay any expenses and unpaid late charges or extension fees (if any) due and owing under such Contract; and

(iii)          Third, to principal to the extent due and owing under such Contract.

(g)           Any collections on a Contract remaining after application by the Servicer in accordance with the provisions of Section 5.05(f) shall constitute an excess payment (an “Excess Payment”).  Excess Payments constituting prepayments of principal shall be applied as a prepayment of the Principal Balance of such Contract.  All other Excess Payments shall be permitted to be retained by the Servicer.

(h)           The Servicer will, from time to time as provided herein, be permitted to withdraw or request the withdrawal from the Collection Account any amount deposited therein that, based on the Servicer’s good-faith determination, was deposited in error.

Section 5.06.        Enforcement.  (a) The Servicer will, consistent with Section 5.02, act with respect to the Contracts in such manner as will maximize the receipt of all payments called for under the terms of the Contracts.  The Servicer acting as agent for the Trust pursuant to the Lockbox Agreement shall use its best efforts to cause Obligors to make all payments on the Contracts to the Lockbox Account (either directly by remitting payments to the Lockbox, or indirectly by making payments through a credit card, direct debit, the telephone or the internet to an account of the Servicer which payments will be subsequently transferred from such account to the Lockbox Account).  The Servicer will act in a commercially reasonable manner with respect to the repossession and disposition of a Motorcycle following a default under the related Contract with a view to realizing proceeds at least equal to the Motorcycle’s fair market value.  If the Servicer determines that eventual payment in full of a Contract is unlikely, the Servicer will follow its normal practices and procedures to recover all amounts due upon that Contract, including repossessing and disposing of the related Motorcycle at a public or private sale or taking other action permitted by applicable law.  The Servicer will be entitled to recover all reasonable out-of-pocket expenses incurred by it in liquidating a Contract and disposing of the related Motorcycle.

(b)           The Servicer may sue to enforce or collect upon Contracts, in its own name, if possible, or as agent for the Trustees.  If the Servicer elects to commence a legal proceeding to enforce a Contract, the act of commencement shall be deemed to be an automatic assignment of the Contract to the Servicer for purposes of collection only.  If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, the Owner Trustee (or the Indenture Trustee) on behalf of the Trust shall, at the Servicer’s expense, take such steps as the Servicer deems reasonably necessary to enforce the Contract, including bringing suit in its name or the names of the Noteholders under the Indenture, the Swap Counterparty and the Certificateholder as owner of the Trust.

(c)           The Servicer shall exercise any rights of recourse against third persons that exist with respect to any Contract in accordance with the Servicer’s usual practice.  In exercising recourse rights, the Servicer is authorized on the Trust’s behalf to reassign the Defaulted Contract or the related Motorcycle to the Person against whom recourse exists at the price set forth in the document creating the recourse; provided, however, the Servicer in exercising recourse against any third persons as described in the immediately preceding sentence shall do so in such manner as to maximize the aggregate recovery with respect to the Contract; and provided further, however, that notwithstanding the foregoing the Servicer in its capacity as such may exercise such recourse only if such Contract (i) was not required to be reacquired by the Seller pursuant to the Transfer and Sale Agreement or (ii) was required to be reacquired by the Seller and the Seller has defaulted on such reacquisition obligation.

(d)           The Servicer will not permit any rescission or cancellation of any Contract due to the acts or omissions of the Trust Depositor.

(e)           Subject to Section 5.02, the Servicer may grant extensions, rebates or adjustments on a Contract; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Contract beyond the Class D Final Distribution Date, it shall promptly purchase such Contract pursuant to Section 7.11.

(f)            The Servicer will not add to the outstanding Principal Balance of any Contract the premium of any physical damage or other individual insurance on a Motorcycle securing such Contract it obtains on behalf of the Obligor under the terms of such Contract, but may create a separate Obligor obligation with respect to such premium if and as provided by the Contract.

(g)           If the Servicer shall have repossessed a Motorcycle on behalf of the Trust, the Servicer shall either (i) maintain at its expense physical damage insurance with respect to such Motorcycle, or (ii) indemnify the Trust against any damage to such Motorcycle prior to resale or other disposition.  The Servicer shall not allow such repossessed Motorcycles to be used in an active trade or business, but rather shall dispose of the Motorcycle in a reasonable time in accordance with the Servicer’s normal business practices.

Section 5.07.        Trustees to Cooperate.  Upon payment in full on any Contract, the Servicer shall (if the Servicer is not then in possession of the Contracts and Contract Files) notify the Trustees and request delivery of the Contract and Contract File to the Servicer.  Upon receipt of such notice and request, the Trustees shall promptly release or cause to be released such Contract and Contract File to the Servicer.  Upon receipt of such Contract and Contract File, each of the Trust Depositor and the Servicer is authorized to execute an instrument in satisfaction of such Contract and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate the security interest in the Motorcycle related thereto.  The Servicer shall determine when a Contract has been paid in full; to the extent that insufficient payments are received on a Contract credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds.  From time to time as appropriate for servicing and repossession in connection with any Contract, if the Servicer is not then in possession of the Contracts and Contract Files, the Indenture Trustee shall, upon written request of a Servicing Officer and delivery to the Indenture Trustee of a receipt signed by such Servicing Officer, cause the original Contract and the related Contract File to be released to the Servicer and shall execute such documents as the Servicer shall deem reasonably necessary to the prosecution of any such proceedings.  Such receipt shall obligate the Servicer to return the original Contract and the related Contract File to the Indenture Trustee when the need by the Servicer has ceased unless the Contract shall be reacquired as described in Section 7.10.  Upon request of a Servicing Officer, the Indenture Trustee shall perform such other acts as reasonably requested by the Servicer and otherwise cooperate with the Servicer in the enforcement of the Certificateholder’s rights and remedies with respect to Contracts.

Section 5.08.        Costs and Expenses.  All costs and expenses incurred by the Servicer in carrying out its duties hereunder, fees and expenses of accountants and payments of all fees and expenses incurred in connection with the enforcement of Contracts (including enforcement of Defaulted Contracts and repossessions of Motorcycles securing such Contracts when such Contracts are not reacquired pursuant to Section 7.08) and all other fees and expenses not expressly stated hereunder to be for the account of the Trust shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder.

Section 5.09.        Maintenance of Security Interests in Motorcycles.  The Servicer shall take such steps as are necessary to maintain continuous perfection and the first priority of the security interest created by each Contract in the related Motorcycle.  The Owner Trustee and the Indenture Trustee hereby authorize the Servicer to take such steps as are necessary to perfect such security interest and to maintain the first priority thereof in the event of a relocation of a Motorcycle or for any other reason.

Section 5.10.        Successor Servicer/Lockbox Agreements.  In the event the Servicer shall for any reason no longer be acting as such, the Successor Servicer shall thereupon assume all of the rights and obligations of the outgoing servicer under the Lockbox Agreement; provided, however, that the Successor Servicer shall not be liable for any acts or obligations of the Servicer prior to such succession.  In such event, the Successor Servicer shall be deemed to have assumed all of the outgoing Servicer’s interest therein and to have replaced the outgoing Servicer as a party to each such Lockbox Agreement to the same extent as if such Lockbox Agreement had been assigned to the Successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lockbox Bank under such Lockbox Agreement.  The outgoing Servicer shall, upon the request of the Owner Trustee, but at the expense of the outgoing Servicer, deliver to the Successor Servicer all documents and records relating to each such Lockbox Agreement and an accounting of amounts collected and held by the Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient transfer of any Lockbox Agreement to the Successor Servicer.

Section 5.11.        Separate Entity Existence.  The Servicer agrees to take or refrain from taking or engaging in with respect to the Trust Depositor, as applicable, each of the actions or activities specified in the “substantive consolidation” opinion of Winston & Strawn LLP (or in any related Certificate of the Servicer) delivered on the Closing Date, upon which the conclusions expressed therein are based.

ARTICLE SIX

THE TRUST DEPOSITOR

Section 6.01.        Covenants of the Trust Depositor.

(a)           Existence.  During the term of this Agreement, the Trust Depositor will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

(b)           Arm’s Length Transactions.  During the term of this Agreement, all transactions and dealings between the Trust Depositor and its Affiliates will be conducted on an arm’s-length basis.

(c)           No Other Business.  The Trust Depositor shall not engage in any business other than financing, purchasing, owning, selling and managing the Contracts in the manner contemplated by this Agreement and the other Transaction Documents and activities incidental thereto; provided, however, that the Trust Depositor may purchase and transfer (or grant Liens in respect of) contracts and/or other related assets similar to the Contracts to other Persons in securitization or other non-recourse financing transactions involving the Seller or any of its Affiliates (or with respect to the Contract Assets themselves, following a release and reconveyance thereof from the Trust), on terms and conditions (with respect to the liabilities imposed upon the Trust Depositor by virtue of such transactions, as well as in respect of agreements or restrictions concerning activities of the Trust Depositor and its relations or interactions with the Seller or the Servicer or other applicable Affiliate relevant to “bankruptcy remoteness” or

“substantive consolidation” analysis), in each case substantially similar to such terms and conditions applicable to the Trust Depositor hereunder and under the other Transaction Documents.

(d)           No Borrowing.  The Trust Depositor shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for (i) any Indebtedness except for any Indebtedness permitted by or arising under the Transaction Documents or (ii) obligations in connection with transactions described in the proviso of Section 6.01(c), as limited thereby.  The proceeds of the Notes shall be used exclusively to fund the Trust Depositor’s purchase of the Contracts and the other assets specified in this Agreement and to pay the transactional expenses of the Trust Depositor.

(e)           Guarantees, Loans, Advances and Other Liabilities.  Except as otherwise contemplated by the Transaction Documents or in connection with transactions described in Section 6.01(c), as limited thereby, the Trust Depositor shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuming another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, any other interest in, or make any capital contribution to, any other Person.

(f)            Capital Expenditures.  The Trust Depositor shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

(g)           Restricted Payments.  Except as permitted or contemplated by the Transaction Documents, the Trust Depositor shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of an equity interest in the Trust Depositor, (ii) redeem, purchase, retire or otherwise acquire for value any such equity interest or (iii) set aside or otherwise segregate any amounts for any such purpose; it being understood that the Trust Depositor shall at all times have the right to distribute funds received pursuant to the Transaction Documents to its equity owner.

(h)           Separate Entity Existence.   The Trust Depositor shall:

(i)            Maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions.  The funds of the Trust Depositor will not be diverted to any other Person or for other than authorized uses of the Trust Depositor.

(ii)           Ensure that, to the extent that it shares the same officers or other employees as any of its members or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(iii)          Ensure that, to the extent that it jointly contracts with any of its members or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs.  To the extent that the Trust Depositor contracts or does business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs.  All material transactions between Trust Depositor and any of its Affiliates shall be only on an arm’s length basis.

(iv)          To the extent that the Trust Depositor and any of its members or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

(v)           Conduct its affairs strictly in accordance with its By-laws and Articles of Incorporation, and observe all necessary, appropriate and customary limited liability company formalities, including, but not limited to, holding all regular and special members’ and directors’ meetings appropriate to authorize all entity action, keeping separate and accurate records of such meetings and its actions, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

(vi)          Take or refrain from taking or engaging in, as applicable, each of the actions or activities specified in the “true sale” and “substantive consolidation” opinions of Winston & Strawn LLP delivered on the Closing Date (or in any related certificate delivered in connection therewith), upon which the conclusions expressed therein are based.

Section 6.02.        Liability of Trust Depositor; Indemnities.  The Trust Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Trust Depositor under this Agreement.

The Trust Depositor shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, WTC, the Indenture Trustee and the Servicer from and against any taxes that may at any time be asserted against any such Person as a result of or relating to the transactions contemplated herein and in the other Transaction Documents, including any sales, gross receipts, gross margin, general corporation, tangible personal property, Illinois personal property replacement privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the transfer of the Contracts to the Issuer or the issuance and original sale of the Securities, or federal or other income taxes arising out of distributions on the Certificate or the Notes) and costs and expenses in defending against the same.

The Trust Depositor shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, WTC, the Indenture Trustee and the Securityholders from and against any loss, liability or expense incurred by reason of the Trust Depositor’s willful misfeasance, bad faith or negligence (other than errors in judgment) in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement.

The Trust Depositor shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, WTC and the Indenture Trustee from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and, in the case of the Owner Trustee, in the Trust Agreement and, in the case of the Indenture Trustee, in the Indenture, except to the extent that such cost, expense, loss, claim, damage or liability  in the case of (i) the Owner Trustee or WTC, as the case may be, shall be due to the willful misfeasance, bad faith or negligence of the Owner Trustee or WTC, as the case may be, or shall arise from the breach by the Owner Trustee or WTC, as the case may be, of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement, or (ii) the Indenture Trustee, shall be due to the willful misfeasance, bad faith or negligence of the Indenture Trustee.

The Trust Depositor shall be liable directly to and will indemnify any injured party or any other creditor of the Trust for all losses, claims, damages, liabilities and expenses of the Trust to the extent that Trust Depositor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which Trust Depositor were a general partner; provided, however, that Trust

Depositor shall not be liable for any losses incurred by a Certificateholder in the capacity of an investor in the Trust Certificate or a Noteholder in the capacity of an investor in the Notes.  In addition, any third party creditors of the Trust (other than in connection with the obligations described in the immediately preceding sentence for which Trust Depositor shall not be liable) shall be deemed third party beneficiaries of this paragraph.  The obligations of Trust Depositor under this paragraph shall be evidenced by the Trust Certificate described in the Trust Agreement.

Indemnification under this Section shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation and shall survive the termination of the Trust and the resignation or removal of the Trustees.  If the Trust Depositor shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Trust Depositor, without interest.

Notwithstanding anything to the contrary herein, the obligations of the Trust Depositor under this Section are solely the corporate obligations of the Trust Depositor and shall be payable by it solely as provided in this Section.  The Trust Depositor shall only be required to make such contributions required under this Section, (y) from funds available to it pursuant to, and in accordance with the payment priorities set forth in Section 7.05 and (z) only to the extent that it receives additional funds designated for such purposes or to the extent that it has additional funds available (other than funds described in the preceding clause (y)) that would be in excess of amounts that would be necessary to pay the debt and other obligations of such entity incurred in accordance with its certificate of incorporation and all financing documents to which it is a party as they come due.  In addition , no amount owing by the Trust Depositor hereunder in excess of the liabilities that it is required to pay in accordance with the preceding sentence shall constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against it.  No recourse shall be had for the payment of any amount owing hereunder or any other obligation of, or claim against the Trust Depositor arising out of or based up on this Section against any stockholder, employee, officer, agent, director or authorized person of the Trust Depositor or Affiliate thereof; provided, however, that the foregoing shall not relieve any such person or entity of any liability they might otherwise have as a result of fraudulent actions or omissions taken by them.

Section 6.03.        Merger or Consolidation of, or Assumption of the Obligations of, Trust Depositor; Certain Limitations.  Notwithstanding any other provision in this Section and any provision of law, the Trust Depositor shall not do any of the following:

(a)           engage in any business or activity other than as set forth in its Articles of Incorporation;

(b)           without the affirmative vote of a majority of the members of the Board of Directors of the Trust Depositor (which must include the affirmative vote of at least two duly appointed Independent directors) (i) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against it, (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or a substantial part of its property, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability to pay its debts generally as they become due, or (vii) take any corporate action in furtherance of the actions set forth in clauses (i) through (vi) above; provided, however, that no director may be required by any shareholder of the Trust Depositor to consent to the institution of bankruptcy or insolvency proceedings against the Trust Depositor so long as it is solvent; or

(c)           merge or consolidate with any other corporation, company or entity or sell all or substantially all of its assets or acquire all or substantially all of the assets or capital stock or other ownership interest of any other corporation, company or entity unless the Person formed by such consolidation or into which the Trust Depositor has merged or the Person which acquires by conveyance, transfer or lease substantially all the assets of the Trust Depositor as an entirety, can lawfully perform the obligations of the Trust Depositor hereunder and executes and delivers to the Owner Trustee and the Indenture Trustee an agreement in form and substance reasonably satisfactory to the Owner Trustee and the Indenture Trustee which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Trust Depositor under this Agreement; provided that the Trust Depositor shall provide notice of any merger, consolidation or succession pursuant to this Section to each Rating Agency and shall receive from each Rating Agency a letter to the effect that such merger, consolidation or succession will not result in a qualification, downgrading or withdrawal of the then-current ratings of each Class of Notes.

Section 6.04.        Limitation on Liability of Trust Depositor and Others.  The Trust Depositor and any director or officer or employee or agent of the Trust Depositor may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Trust Depositor and any director or officer or employee or agent of the Trust Depositor shall be reimbursed by the Owner Trustee or the Indenture Trustee, as the case may be, for any contractual damages, liability or expense incurred by reason of the Owner Trustee’s or the Indenture Trustee’s willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of their respective duties hereunder, or by reason of reckless disregard of their respective obligations and duties hereunder.  The Trust Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

Section 6.05.        Trust Depositor Not to Resign.  Subject to the provisions of Section 6.03, the Trust Depositor shall not resign from the obligations and duties hereby imposed on it as Trust Depositor hereunder.

ARTICLE SEVEN

DISTRIBUTIONS; RESERVE FUND

Section 7.01.        Monthly Distributions.  (a)  Each Noteholder and Certificateholder as of the related Record Date shall be paid on the next succeeding Distribution Date by check mailed to such Noteholder or Certificateholder at the address for such Noteholder or Certificateholder appearing on the Note Register or Certificate Register or by wire transfer if such Noteholder or Certificateholder provides written instructions to the Indenture Trustee or the Owner Trustee, respectively, at least ten days prior to such Distribution Date.

(b)           The Indenture Trustee shall serve as the paying agent hereunder (the “Paying Agent”) and shall make the payments to or on behalf of the Noteholders and the Certificateholder required hereunder.  The Indenture Trustee hereby agrees that all amounts held by it for payment hereunder will be held in trust for the benefit of the Noteholders and the Certificateholder.

Section 7.02.        Fees.  The Indenture Trustee shall be paid the Indenture Trustee Fee and the Servicer shall be paid the Monthly Servicing Fee, each of which shall be paid solely from the monies and in accordance with the priorities described in Section 7.05(a).  No recourse may be had to the Seller, Trust

Depositor, Trustees, Servicer, or any of their respective Affiliates in the event that amounts available under Section 7.05(a) are insufficient for payment of the Indenture Trustee’s Fee and the Monthly Servicing Fee.

Section 7.03.        Advances; Realization of Carrying Charge.  (a) On each Determination Date, the Servicer shall compute the amount of Delinquent Interest, if any, on the Contracts for the immediately preceding Due Period.  Not later than each Distribution Date, the Servicer shall advance (each, an “Advance”) an amount equal to the Delinquent Interest for such Determination Date by depositing such amount in the Collection Account; provided, however, that the Servicer shall be obligated to advance Delinquent Interest only to the extent that the Servicer, in its sole discretion, expects that such advance will not become an Uncollectible Advance.  The Servicer shall indicate on each Monthly Report (i) the amount of Delinquent Interest, if any, on the Contracts for the related Due Period and (ii) the amount of the Advance, if any, made by the Servicer in respect of the Delinquent Interest pursuant to this Section 7.03.  If the amount of such Advance is less than the amount of the Delinquent Interest, the relevant Monthly Report shall be accompanied by a certificate of a Servicing Officer setting forth in reasonable detail the basis for the determination by the Servicer that the portion of the Delinquent Interest not advanced would become an Uncollectible Advance.  By each Determination Date, the Servicer shall determine the amount of prior unreimbursed Advances for which it shall be entitled to be reimbursed pursuant to the provisions of this Section (such amount, the “Reimbursement Amount”).  The Servicer shall be entitled to be reimbursed for any outstanding Advance with respect to a Contract by means of a first priority withdrawal from the Collection Account of such Reimbursement Amount as provided in Section 7.05(a)(ii).

(b)           The Servicer shall determine no later than 11:00 a.m., Chicago, Illinois time, on the second Business Day prior to a Distribution Date (or, in the case of the termination of the Funding Period pursuant to clause (a) of the definition thereof, on the Business Day prior to the date of such termination) the Carrying Charges in respect of the upcoming Distribution Date.  To the extent of such amount, the Indenture Trustee shall transfer an amount equal to the Carrying Charges from the Interest Reserve Account (solely to the extent of the amount then on deposit in such account) into the Collection Account as contemplated in Section 5.05(b)(vii) hereof.

Section 7.04.        Interest Reserve Account.

(a)           On or prior to the Closing Date, the Trust Depositor shall establish with and in the name of the Indenture Trustee on behalf of the Securityholders, an Eligible Account designated “Harley-Davidson Customer Funding Corp. Interest Reserve Account - Harley Davidson Motorcycle Trust [        ] – The Bank of New York Mellon Trust Company, N.A., as Indenture Trustee” (such account being the “Interest Reserve Account”).

(b)           No withdrawals may be made of funds in the Interest Reserve Account except as provided in (c) below.  Except as specifically provided, funds in the Interest Reserve Account shall not be commingled with funds in any other account established with respect to the Notes, the Certificate or with any other monies.

(c)           All investment earnings realized in respect of amounts in the Pre-Funding Account shall be deposited when and as received in the Interest Reserve Account, such that the Pre-Funded Amount shall never exceed the amount initially deposited into the Pre-Funding Account on the Closing Date.  With respect to amounts on deposit in the Interest Reserve Account, the Indenture Trustee shall disburse from such funds the amount specified in respect of Carrying Charges in accordance with Section 7.03(b) herein.  In the event that (i) the Funding Period has terminated, (ii) all amounts on deposit in the Pre-Funding Account have been disbursed, (iii) a Distribution Date has elapsed following the occurrence of both (i) and (ii), and (iv) all amounts referred to in clause (ii) have been applied, then any amounts remaining in the Interest Reserve Account shall be allocated and distributed to the Trust Depositor; provided that, notwithstanding the foregoing, on the date on which the Funding Period terminates pursuant to clause (a) of the definition thereof, any amounts remaining in the Interest Reserve Account (other than the amount specified in respect of Carrying Charges in accordance with Section 7.03(b)) shall be released to the Trust Depositor on such date.

Section 7.05.        Distributions; Priorities.

(a)           Except as provided in Section 7.05(b) or (c), on each Distribution Date, the Indenture Trustee, at the Servicer’s direction, will make the following allocations and distributions of Available Monies in the following order of priority:

to the Mandatory Redemption Subaccount in the Note Distribution Account to the Noteholders, the amount of any Mandatory Redemption (which amounts are available for payment of such Mandatory Redemptions and not for any other purpose) which amount shall be paid in the following order of priority: first, to the Class A-1 Noteholders until the Class A-1 Notes are paid in full, second, any remaining amount shall be paid to the Class A-2 Noteholders until the Class A-2 Notes are paid in full, third, any remaining amount shall be paid to the Class A-3 Noteholders until the Class A-3 Notes are paid in full, fourth, any remaining amount shall be paid to the Class A-4 Noteholders until the Class A-4 Notes are paid in full, fifth, any remaining amount shall be paid to the Class B Noteholders until the Class B Notes are paid in full, sixth, any remaining amount shall be paid to the Class C Noteholders until the Class C Notes are paid in full and seventh, any remaining amount shall be paid to the Class D Noteholders until the Class D Notes are paid in full;

(i)            to the Servicer, the Reimbursement Amount to the Servicer for Advances previously made;

(ii)           to the Servicer, the Servicing Fee, including any unpaid Servicing Fee with respect to one or more prior Due Periods;

(iii)          to the Indenture Trustee, any accrued and unpaid Indenture Trustee Fee with respect to one or more prior Due Periods;

(iv)         to the Swap Counterparty, any Net Swap Payment,

(v)          pro rata (i) to the Note Distribution Account, together with any amounts deposited therein pursuant to Section 7.06, the applicable Note Interest Distributable Amount with respect to such Distribution Date to the Class A Noteholders; provided, however, that if there are insufficient funds on deposit in the Note Distribution Account to pay the entire amount of the Note Interest Distributable Amount for the Class A Notes, then the amount in the Note Distribution Account shall be applied to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes (pro rata, to the Class A-3a Noteholders and the Class A-3b Noteholders) and the Class A-4 Notes, pro rata, on the basis of the Note Interest Distributable Amount for each such Class of Notes, and (ii) to the Swap Counterparty, any unpaid Senior Swap Termination Payment;

(vi)         to the Note Distribution Account, together with any amounts deposited therein pursuant to Section 7.06, the First Priority Principal Distributable Amount with respect to such Distribution Date first, to the Class A-1 Noteholders until the Class A-1 Notes have been paid in full, second, to the Class A-2 Noteholders until the Class A-2 Notes have been paid in full, third, to the Class A-3 Noteholders (pro rata, to the Class A-3a Noteholders and the Class A-3b Noteholders) until the Class A-3 Notes have been paid in full and, fourth, to the Class A-4 Noteholders until the Class A-4 Notes have been paid in full;

(vii)        to the Note Distribution Account, together with any amounts deposited therein pursuant to Section 7.06, the Note Interest Distributable Amount with respect to such Distribution Date to the Class B Noteholders;

(viii)       to the Note Distribution Account, together with any amounts deposited therein pursuant to Section 7.06, the Second Priority Principal Distributable Amount with respect to such Distribution Date, first, to the Class A-1 Noteholders until the Class A-1 Notes have been paid in full, second, to the Class A-2 Noteholders until the Class A-2 Notes have been paid in full, third, to the Class A-3 Noteholders (pro rata, to the Class A-3a Noteholders and the Class A-3b Noteholders) until the Class A-3 Notes have been paid in full, fourth, to the Class A-4 Noteholders until the Class A-4 Notes have been paid in full and, fifth, to the Class B Noteholders until the Class B Notes have been paid in full;

(ix)          to the Note Distribution Account, together with any amounts deposited therein pursuant to Section 7.06, the Note Interest Distributable Amount with respect to such Distribution Date to the Class C Noteholders;

(x)           to the Note Distribution Account, together with any amounts deposited therein pursuant to Section 7.06, the Note Principal Distributable Amount with respect to such Distribution Date, first, to the Class A-1 Noteholders until the Class A-1 Notes have been paid in full, second, to the Class A-2 Noteholders, until the Class A-2 Notes have been paid in full, third, to the Class A-3 Noteholders (pro rata, to the Class A-3a Noteholders and the Class A-3b Noteholders) until the Class A-3 Notes have been paid in full, fourth, to the Class A-4 Noteholders, until the Class A-4 Notes have been paid in full, fifth, to the Class B Noteholders until the Class B Notes have been paid in full, sixth, to the Class C Noteholders until the Class C Notes have been paid in full and, seventh, to the Class D Noteholders until the Class D Notes have been paid in full;

(xi)          any Excess Amounts to the Reserve Fund up to the Specified Reserve Fund Balance;

(xii)         to the Swap Counterparty, any unpaid Subordinated Swap Termination Payment; and

(xiii)        to the Holder of the Certificate.

(b)           If the Notes have been declared immediately due and payable as provided in Section 5.02 of the Indenture following the occurrence of an Event of Default under Section 5.01(iii) of the Indenture, then, until such time as the Notes have been paid in full, Available Monies shall be allocated and distributed in the following order of priority after payment of the amounts set forth in Section 7.05(a)(i), (ii), (iii) and (iv):

(i)            pro rata (i) to the Note Distribution Account, together with any amounts deposited therein pursuant to Section 7.06, the applicable Note Interest Distributable Amount with respect to such Distribution Date to the Class A Noteholders; provided, however, that if there are insufficient funds on deposit in the Note Distribution Account to pay the entire amount of the Note Interest Distributable Amount for the Class A Notes, then the amount in the Note

Distribution Account shall be applied to the Class A-1 Notes, the Class A-2 Notes, Class A-3 Notes (pro rata, to the Class A-3a Noteholders and the Class A-3b Noteholders) and the Class A-4 Notes, pro rata, on the basis of the Note Interest Distributable Amount for each such Class of Notes and (ii) to the Swap Counterparty, any unpaid Senior Swap Termination Payment;

(ii)           to the Note Distribution Account, together with any amounts deposited therein pursuant to Section 7.06, the First Priority Principal Distributable Amount with respect to such Distribution Date first, to the Class A-1 Noteholders until the Class A-1 Notes have been paid in full and, second, pro rata, to the Class A-2 Noteholders, Class A-3 Noteholders  (pro rata, to the Class A-3a Noteholders and the Class A-3b Noteholders) and Class A-4 Noteholders, based on the outstanding principal amount of the related Classes of Notes, until such Classes of Notes have been paid in full;

(iii)          to the Note Distribution Account, together with any amounts deposited therein pursuant to Section 7.06, the Note Interest Distributable Amount with respect to such Distribution Date to the Class B Noteholders;

(iv)          to the Note Distribution Account, together with any amounts deposited therein pursuant to Section 7.06, the Second Priority Principal Distributable Amount with respect to such Distribution Date first, to the Class A-1 Noteholders until the Class A-1 Notes have been paid in full, second, pro rata, to the Class A-2 Noteholders, Class A-3 Noteholders (pro rata, to the Class A-3a Noteholders and the Class A-3b Noteholders) and Class A-4 Noteholders, based on the outstanding principal amount of the related Classes of Notes, until such Classes of Notes have been paid in full and, third, to the Class B Noteholders until the Class B Notes have been paid in full;

(v)           to the Note Distribution Account, together with any amounts deposited therein pursuant to Section 7.06, the Note Interest Distributable Amount with respect to such Distribution Date to the Class C Noteholders;

(vi)          to the Note Distribution Account, together with any amounts deposited therein pursuant to Section 7.06, the Note Interest Distributable Amount with respect to such Distribution Date to the Class D Noteholders;

(vii)         to the Note Distribution Account, together with any amounts deposited therein pursuant to Section 7.06, all amounts remaining after distribution of amounts in clauses (i), (ii), (iii), (iv), (v) and (vi) above shall be allocated in the following order of priority:

(1)           to the Class A Notes, first, to the Class A-1 Noteholders, until the outstanding principal balance of the Class A-1 Notes has been paid in full and, second, pro rata, to the Class A-2 Noteholders, Class A-3 Noteholders (pro rata, to the Class A-3a Noteholders and the Class A-3b Noteholders) and Class A-4 Noteholders, based on the outstanding principal amount of the related Classes of Notes, until the outstanding principal balance of each such Class of the Notes has been paid in full;

(2)           to the Class B Notes, until the outstanding principal balance of the Class B Notes has been paid in full;

(3)           to the Class C Notes, until the outstanding principal balance of the Class C Notes has been paid in full; and

(4)           to the Class D Notes, until the outstanding principal balance of the Class D Notes has been paid in full;

(viii)        to the Swap Counterparty, any unpaid Subordinated Swap Termination Payment; and

(ix)           to the Holder of the Certificate.

(c)           If the Notes have been declared immediately due and payable as provided in Section 5.02 of the Indenture following the occurrence of an Event of Default under Section 5.01(i), (ii), (iv) or (v) of the Indenture, then, until such time as the Notes have been paid in full, Available Monies shall be allocated and distributed in the following order of priority after payment of amounts set forth in Section 7.05(a)(i), (ii), (iii) and (iv):

(i)            pro rata (i) to the Note Distribution Account, together with any amounts deposited therein pursuant to Section 7.06, the applicable Note Interest Distributable Amount with respect to such Distribution Date to the Class A Noteholders; provided, however, that if there are insufficient funds on deposit in the Note Distribution Account to pay the entire amount of the Note Interest Distributable Amount for the Class A Notes, then the amount in the Note Distribution Account shall be applied to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes (pro rata, to the Class A-3a Noteholders and the Class A-3b Noteholders) and the Class A-4 Notes, pro rata, on the basis of the Note Interest Distributable Amount for each such Class of Notes and (ii) to the Swap Counterparty, any unpaid Senior Swap Termination Payment;

(ii)           to the Note Distribution Account, together with any amounts deposited therein pursuant to Section 7.06, all amounts remaining after distribution of amounts in clause (i) above for distribution to the Class A Noteholders first, to the Class A-1 Noteholders until the Class A-1 Notes have been paid in full and, second, to the Class A-2 Noteholders, Class A-3 Noteholders (pro rata, to the Class A-3a Noteholders and the Class A-3b Noteholders) and Class A-4 Noteholders, pro rata, based on the outstanding principal amount of the related Classes of Notes, until such Classes of Notes have been paid in full;

(iii)          to the Note Distribution Account, together with any amounts deposited therein pursuant to Section 7.06, the Note Interest Distributable Amount with respect to such Distribution Date for distribution to the Class B Noteholders;

(iv)          to the Note Distribution Account, together with any amounts deposited therein pursuant to Section 7.06, all amounts remaining after distribution of amounts in clauses (i), (ii) and (iii) above, for distribution to the Class B Noteholders in reduction of the outstanding principal balance of the Class B Notes until the outstanding principal balance of the Class B Notes has been paid in full;

(v)           to the Note Distribution Account, together with any amounts deposited therein pursuant to Section 7.06, the Note Interest Distributable Amount with respect to such Distribution Date for distribution to the Class C Noteholders;

(vi)          to the Note Distribution Account, together with any amounts deposited therein pursuant to Section 7.06, all amounts remaining after distribution of amounts in clauses (i) through (v) above, for distribution to the Class C Noteholders in reduction of the outstanding principal balance of the Class C Notes until the outstanding principal balance of the Class C Notes has been paid in full;

(vii)         to the Note Distribution Account, together with any amounts deposited therein pursuant to Section 7.06, the Note Interest Distributable Amount with respect to such Distribution Date for distribution to the Class D Noteholders;

(viii)        to the Note Distribution Account, together with any amounts deposited therein pursuant to Section 7.06, all amounts remaining after distribution of amounts in clauses (i) through (vii) above, for distribution to the Class D Noteholders in reduction of the outstanding principal balance of the Class D Notes until the outstanding principal balance of the Class D Notes has been paid in full;

(ix)           to the Swap Counterparty, any unpaid Subordinated Swap Termination Payment; and

(x)            to the Holder of the Certificate.

Section 7.06.          Reserve Fund.

(a)           On or prior to the Closing Date, the Indenture Trustee, on behalf of the Trust Depositor shall deposit the Reserve Fund Initial Deposit into the Reserve Fund from the net proceeds of the Securities.

(b)           The Indenture Trustee shall determine no later than 10:00 a.m., Chicago, Illinois time, on the Distribution Date (but after making, and taking into account, the determination, demand and transfer of funds contemplated in Section 7.05 above) whether there exists a Shortfall with respect to the upcoming Distribution Date.  In the event that the Indenture Trustee determines that there exists a Shortfall, the Indenture Trustee shall no later than 12:00 noon, Chicago, Illinois time, on such Distribution Date remit monies from the Reserve Fund in the following order of priority:  first, to the Note Distribution Account the amount of such Shortfall relating to any unpaid Net Swap Payment, second, to the Note Distribution Account, the amount of such Shortfall relating to the Note Interest Distributable Amount and third, to the Note Distribution Account, the amount of such Shortfall relating to the Note Principal Distributable Amount.

(c)           The Indenture Trustee shall at the written direction of the Servicer invest the funds in the Reserve Fund in Qualified Eligible Investments.  Funds in the Reserve Fund shall be invested in investments that are payable on demand or mature on or before the Business Day prior to each Distribution Date.  Once such funds are invested, the Indenture Trustee shall not change the investment of such funds prior to maturity.  Upon any such investment, the Indenture Trustee shall, consistent with the definition of Qualified Eligible Investment herein, make an appropriate notation of the security interest in such Qualified Eligible Investment on the Indenture Trustee’s records, by book entry or otherwise.  All income and gain realized from any such investments as well as any interest earned on Reserve Fund Deposits shall be deposited and retained in the Reserve Fund (subject to Section 7.06(e)).  Losses, if any, realized on amounts in the Reserve Fund invested pursuant to this paragraph shall first be credited against undistributed investment earnings on amounts in the Reserve Fund invested pursuant to this paragraph, and shall thereafter be deemed to reduce the amount on deposit in the Reserve Fund.  Neither the Trust Depositor nor the Indenture Trustee shall be liable for the amount of any loss incurred in respect of any investment, or lack of investment, of funds held in the Reserve Fund.  All income or loss on funds held in the Reserve Fund shall be taxable to the Trust Depositor.

(d)           Any Excess Amounts will be applied to the Specified Reserve Fund Balance.

(e)           On each Distribution Date on which the amount on deposit in the Reserve Fund (after giving effect to all deposits thereto and withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Fund Balance, the Indenture Trustee shall release its lien on any remaining amounts to the Trust Depositor.

Section 7.07.               Establishment of Pre-Funding Account.

(a)           On or prior to the Closing Date, the Trust Depositor shall establish with and in the name of the Indenture Trustee on behalf of the Securityholders, an Eligible Account designated “Harley-Davidson Customer Funding Corp. Pre-Funding Account - Harley Davidson Motorcycle Trust [        ] — The Bank of New York Mellon Trust Company, N.A., as Indenture Trustee” (such account being the “Pre-Funding Account”).

(b)           During the Funding Period, following receipt from the Trust Depositor of an Addition Notice, and upon further receipt of a written demand from the Trust Depositor for a disbursement of funds from the Pre-Funding Account to be made on or before the date on which the Funding Period terminates (which written demand must be delivered not later than one Business Day prior to the requested date of funding and must be accompanied by the written consent of the Indenture Trustee), the Indenture Trustee will disburse the amount demanded from the Pre-Funding Account to the Seller upon the order of the Trust Depositor for the purpose of purchasing Subsequent Contracts from the Seller pursuant to a Subsequent Purchase Agreement.  With respect to amounts still remaining on deposit in the Pre-Funding Account on the date upon which the Funding Period ends (and provided a timely written demand for funding as described above has not been received requesting funding on such date) the Indenture Trustee shall immediately transfer all funds remaining in the Pre-Funding Account to the Note Distribution Account.

(c)           If (x) the Pre-Funded Amount has not been reduced to zero on the Distribution Date on which the Funding Period ends (or, if the Funding Period does not end on a Distribution Date, on the first Distribution Date following the end of the Funding Period) or (y) the Pre-Funded Amount has been reduced to $150,000 or less on any Determination Date, in either case after giving effect to any reductions in the Pre-Funded Amount on such Distribution Date or Determination Date pursuant to paragraph (b) above, the Trust Depositor shall instruct the Indenture Trustee to withdraw from the Pre-Funding Account the Pre-Funded Amount and, in the case of (x), on such Distribution Date or, on the Determination Date, deposit the Pre-Funded Amount in the Note Distribution Account for payment as principal of the Class A-1 Notes up to the Outstanding Amount thereof, then for payment of principal of the Class A-2 Notes up to the Outstanding Amount thereof, then for payment of principal of the Class A-3 Notes up to the Outstanding Amount thereof, then for payment of principal of the Class A-4 Notes up to the Outstanding Amount thereof, then for payment of principal of the Class B Notes up to the Outstanding Amount thereof and then for payment of principal of the Class C Notes up to the Outstanding Amount thereof.

Section 7.08.        Purchase of Contracts for Breach of Representations and Warranties.

Upon a discovery by the Servicer, the Trust Depositor or the Trustees of a breach of a representation or warranty of the Seller as set forth in Exhibit J hereto or as made in any Subsequent Purchase Agreement relating to Subsequent Contracts that materially adversely affects the Trust’s interest in such Contract (without regard to the benefits of the Reserve Fund), the party discovering the breach shall give prompt written notice to the other parties; provided, that the Trustees shall have no duty or obligation to inquire or to investigate the breach by the Seller of any of such representations or warranties.  The Seller, as provided in the Transfer and Sale Agreement and in accordance with this Section 7.08, shall reacquire a Contract at its Purchase Price, not later than two Business Days prior to the first Distribution Date after the last day of the calendar month in which the Seller becomes aware or receives written notice from the Trustees, the Servicer or the Trust Depositor of any breach of a representation or warranty of the Seller set forth in Article III of the Transfer and Sale Agreement that materially and adversely affects such Contract or the Trust’s interest in such Contract and which breach has not been cured; provided, however, that with respect to any Contract described on the List of Contracts with respect to an incorrect unpaid Principal Balance which the Seller would otherwise be required to reacquire under the Transfer and Sale Agreement, the Seller may, in lieu of reacquiring such Contract, deposit in the Collection Account, not later than one Business Day prior to the first Distribution Date after the last day of the calendar month in which the Seller becomes aware of such inaccuracy, cash in an amount sufficient to cure any deficiency or discrepancy; and provided further that with respect to a breach of representation or warranty relating to the Contracts in the aggregate and not to any particular Contract the Seller may select Contracts (without adverse selection) to reacquire such that had such Contracts not been included as part of the Trust Corpus there would have been no breach of such representation or warranty; provided further that the failure to maintain perfection of the security interest in the Motorcycle securing a Contract in accordance with Section 5.09, shall be deemed to be a breach materially and adversely affecting the Trust’s interest in the Contract or in the related Contracts.  Notwithstanding any other provision of this Agreement, the obligation of the Seller under the Transfer and Sale Agreement and described in this Section 7.08 shall not terminate or be deemed released by any party hereto upon a Service Transfer pursuant to Article VIII.  The reacquisition obligation described in this Section 7.08 is in no way to be satisfied with monies in the Reserve Fund.  The sole remedy of the Issuer, the Trustees, the Swap Counterparty and the Noteholders against the Seller with respect to a breach of a representation or warranty of the Seller shall be to require the Seller to reacquire the related Contract pursuant to this Section 7.08.

Section 7.09.        Reassignment of Reacquired Contracts.  Upon receipt by the Indenture Trustee for deposit in the Collection Account of the Purchase Price as described in Section 7.08, Section 7.10 or Section 7.11, and upon receipt of a certificate of a Servicing Officer in the form attached hereto as Exhibit G, the Indenture Trustee shall release its lien on and the Trust shall assign to the Seller or the Servicer, as applicable, all of the Trust’s right, title and interest in the reacquired or purchased Contract without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Trustees.

Section 7.10.        Servicer’s Purchase Option.  On written notice to the Owner Trustee and Indenture Trustee at least 20 days prior to a Distribution Date, and provided that the Pool Balance is then less than 10% of the Pool Balance as of the Cutoff Date, the Servicer may (but is not required to) purchase on that Distribution Date all outstanding Contracts (and related Contract Assets) at a price equal to the aggregate unpaid principal balance of the Notes on the previous Distribution Date plus the aggregate of the Note Interest Distributable Amount for the current Distribution Date, the Reimbursement Amount (if any) as well as accrued and unpaid Monthly Servicing Fees and the Indenture Trustee Fee to the date of such purchase plus all amounts owing to the Swap Counterparty under the Interest Rate Swap Agreement.  Such price shall be deposited in the Collection Account not later than one (1) Business Day before such Distribution Date, against the Owner Trustee’s and Indenture Trustee’s release of the Contracts and the Contract Files to the Servicer.

Section 7.11.        Purchase of Contracts for Breach of Servicing Obligations.  Upon a discovery by the Servicer or the Trustees of a breach of any of the covenants of the Servicer set forth in Section 5.02, 5.06 or 5.09 that materially adversely affects the Trust’s interest in a Contract (without regard to the benefits of the Reserve Fund), the party discovering the breach shall give prompt written notice to the other parties; provided, that the Trustees shall have no duty or obligation to inquire or to investigate the breach by the Servicer of any of such covenants.  The Servicer, in accordance with this Section 7.11, shall purchase such Contract at its Purchase Price, two Business Days prior to the first Distribution Date after the last day of the calendar month in which the Servicer becomes aware, or receives written notice from the Trustees of any breach described in the preceding sentence which breach has not been cured; provided, however, that with respect to a breach of any of the covenants of the Servicer set forth in Section 5.02, 5.06 or 5.09 relating to the Contracts in the aggregate and not to any particular Contract the Servicer may select Contracts (without adverse selection) to purchase such that had such Contracts not been included as part of the Trust Corpus there would have been no breach of such covenant.  Notwithstanding any other provision of this Agreement, the obligation of the Servicer described in this Section 7.11 shall not terminate or be deemed released by any party hereto upon a Service Transfer pursuant to Article VIII.  The purchase obligation described in this Section 7.11 is in no way to be satisfied with monies in the Reserve Fund.  Upon Servicer’s payment of the Purchase Price of the Contract, any Event of Termination pursuant to Section 8.01(b) arising as a result of the Servicer’s breach of any of the covenants set forth in Section 5.02, 5.06 or 5.09 with respect to such Contract shall be deemed not to have occurred.

Section 7.12.        Interest Rate Swap Agreement.

(a)           The Issuer shall enter into the Interest Rate Swap Agreement with the Swap Counterparty on the Closing Date.  The Issuer shall deposit Net Swap Receipts into the Note Distribution Account to be included as Available Monies on the related Distribution Date.  Subject to the requirements of this Section 7.12, the Issuer may from time to time enter into one or more Replacement Interest Rate Swap Agreements in the event that the Interest Rate Swap Agreement is terminated due to certain “termination events” or “events of default” (each as defined in the Interest Rate Swap Agreement) prior to its scheduled expiration and in accordance with the terms of such Interest Rate Swap Agreement.  Other than any Replacement Interest Rate Swap Agreement entered into pursuant to this Section 7.12(a), the Issuer may not enter into any additional interest rate swap agreements.

(b)           In the event of any early termination of the Interest Rate Swap Agreement, (i) upon written direction and notification of such early termination, the Indenture Trustee shall establish the Swap Termination Payment Account and (ii) any Swap Termination Payments received from the Swap Counterparty will be remitted to the Swap Termination Payment Account.  Any Swap Replacement Proceeds received from any Replacement Swap Counterparty pursuant to Section 7.12(c) will be remitted to the Swap Termination Payment Account for payment of any Swap Termination Payment owed by the Issuer to the Swap Counterparty.  To the extent not fully paid from Swap Replacement Proceeds, any Swap Termination Payment owed by the Issuer to the Swap Counterparty under the Interest Rate Swap Agreement shall be payable to the Swap Counterparty in installments made on each following Distribution Date until paid in full in accordance with the order of priority specified in Section 7.05.

(c)           Following the early termination of the Interest Rate Swap Agreement due to an “event of default” or “termination event” (each as defined in the Interest Rate Swap Agreement) and in accordance with the terms of such Interest Rate Swap Agreement, the Issuer shall promptly enter into a Replacement Interest Rate Swap Agreement to the extent possible and practicable using funds available in the Swap Termination Payment Account.

(d)           To the extent that the funds available in the Swap Termination Payment Account exceed the costs of entering into a Replacement Interest Rate Swap Agreement, the amounts in the Swap Termination Payment Account (other than funds used to pay the costs of entering into a Replacement Interest Rate Swap Agreement, if applicable) shall be allocated in accordance with the order of priority specified in Section 7.05 on the following Distribution Date.  In any other situation, amounts on deposit in the Swap Termination Payment Account at any time shall be invested in Eligible Investments and on each Distribution Date after the creation of a Swap Termination Payment Account, the funds therein shall be used to cover any shortfalls in the amounts payable under clauses (i) through (x) of Section 7.05(a), under Section 7.05(b), or under Section 7.05(c); provided, that in no event will the amount withdrawn from the Swap Termination Payment Account on such Distribution Date exceed the amount of Net Swap Receipts that would have been required to be paid on such Distribution Date under the terminated Interest Rate Swap Transaction had there been no termination of such transaction.  Any amounts remaining in the Swap Termination Payment Account after payment in full of the Class C Notes shall be included in Available Monies and allocated in accordance with the order of priority specified in Section 7.05 on the following Distribution Date.

(e)           If the Swap Counterparty is required to post collateral under the terms of the Interest Rate Swap Agreement, upon written direction and notification of such requirement the Indenture Trustee shall establish the Swap Collateral Account (the “Swap Collateral Account”) over which the Indenture Trustee shall have exclusive control and the sole right of withdrawal, and in which no Person other than the Indenture Trustee, the Swap Counterparty and the Noteholders shall have any legal or beneficial interest. The Indenture Trustee shall deposit all “Eligible Collateral” (as defined in the Interest Rate Swap Agreement) received from the Swap Counterparty into the Swap Collateral Account.  Any and all funds at any time on deposit in, or otherwise to the credit of, the Swap Collateral Account shall be held in trust by the Indenture Trustee for the benefit of the Swap Counterparty and the Noteholders.  The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Swap Collateral Account shall be (i) to pay any Net Swap Receipts or Swap Termination Payments owed to the Issuer by the Swap Counterparty in accordance with the terms of the Interest Rate Swap Agreement or (ii) to return collateral to the Swap Counterparty when and as required by the Interest Rate Swap Agreement.

(f)            The Issuer hereby grants to the Indenture Trustee for the benefit of the Noteholders and the Swap Counterparty a security interest in the Swap Collateral Account and all funds in the Swap Collateral Account and the proceeds thereof to secure the payment of interest on and principal of the Notes and the Swap Termination Payments to the Swap Counterparty under the Interest Rate Swap Agreement, and the Indenture Trustee shall have all of the rights of a secured party under the UCC with respect thereto.  If for any reason the Swap Collateral Account is no longer an Eligible Account, the Indenture Trustee shall promptly cause the Swap Collateral Account to be moved to another institution or otherwise changed so that the Swap Collateral Account becomes an Eligible Account.

ARTICLE EIGHT

EVENTS OF TERMINATION; SERVICE TRANSFER

Section 8.01.        Events of Termination.  “Event of Termination” means the occurrence of any of the following:

(a)           Any failure by the Servicer to make any payment or deposit required to be made under the Notes hereunder or in the Transfer and Sale Agreement (or in any Subsequent Purchase Agreement or Subsequent Transfer Agreement) and the continuance of such failure for a period of four Business Days after the date on which a Servicing Officer discovers such failure or the Indenture Trustee provides written notice of such failure to the Servicer;

(b)           Failure on the Servicer’s part to observe or perform in any material respect any covenant or agreement in this Agreement or in the Transfer and Sale Agreement  (other than a covenant or agreement, the breach of which is specifically addressed elsewhere in this Section) which failure shall (i) materially and adversely affect the rights of Noteholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer by the Owner Trustee or the Indenture Trustee or (B) to the Servicer,

and to the Indenture Trustee by the Holders of Notes, evidencing not less than 25% of the Outstanding Amount of the Notes;

(c)           An involuntary case under any applicable bankruptcy, insolvency or other similar law shall have been commenced in respect of the Servicer or Trust Depositor and shall not have been dismissed within 90 days, or a court having jurisdiction in the premises shall have entered a decree or order for relief in respect of either the Servicer or Trust Depositor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of either the Servicer or Trust Depositor, or for any substantial liquidation or winding up of their respective affairs;

(d)           The Servicer or Trust Depositor shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or Trust Depositor, as the case may be, or for any substantial part of their respective property, or shall have made any general assignment for the benefit of their respective creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing;

(e)           Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust and, within 30 days after written notice thereof shall have been given to the Servicer by the Indenture Trustee, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured.

Section 8.02.        Waiver of Event of Termination.  The Required Noteholders may, by written notice delivered to the parties hereto, waive any Event of Termination other than an Event of Termination described in Section 8.01(a).

Section 8.03.        Service Transfer.  (a)  If an Event of Termination has occurred and is continuing and has not been waived pursuant to Section 8.02, (x) the Required Holders or (y) the Indenture Trustee may, by written notice delivered to the parties hereto, terminate all (but not less than all) of the Servicer’s management, administrative, servicing, custodial and collection functions hereunder (such termination being herein called a “Service Transfer”).

(b)           Upon receipt of the notice required by Section 8.03(a) (or, if later, on a date designated therein), all rights, benefits, fees, indemnities, authority and power of the Servicer under this Agreement, whether with respect to the Contracts, the Contract Files or otherwise, shall pass to and be vested in the Indenture Trustee (the “Successor Servicer”) pursuant to and under this Section 8.03; and, without limitation, the Successor Servicer is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination.  The Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Contracts.  The Servicer shall transfer to the Successor Servicer all records held by the Servicer relating to the Contracts in such electronic form as the Successor Servicer may reasonably request and (ii) any Contract Files in the Servicer’s possession.  In addition, the Servicer shall permit access to its premises (including all computer records and programs) to the Successor Servicer or its designee, and shall pay the reasonable transition expenses of the Successor Servicer.  Upon a Service Transfer, the Successor Servicer shall also be entitled to receive the Monthly Servicing Fee for performing the obligations of the Servicer.

Section 8.04.        Successor Servicer to Act; Appointment of Successor Servicer.  On or after a Service Transfer pursuant to Section 8.03, the Successor Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and the terminated Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Service Transfer; provided, however, that (i) the Successor Servicer will not assume any obligations of the Servicer described in Section 8.08 and (ii) the Successor Servicer shall not be liable for any acts or omissions of the Servicer occurring prior to such Service Transfer or for any breach by the Servicer of any of its representations and warranties contained herein or in any related document or agreement. Notwithstanding the above, if the Successor Servicer is legally unable or unwilling to act as Servicer, the Required Holders may appoint a successor servicer (other than the original Servicer or an Affiliate of the original Servicer) to act as Servicer.  As compensation therefor, the successor servicer shall be entitled to receive reasonable compensation equal to the Monthly Servicing Fee.  The Owner Trustee, Noteholders and the Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession; provided, however, that the Indenture Trustee shall not be required to make payment for compensation or any other payment in order to effectuate such succession.  To the extent the terminated Servicer has made Advances, it shall be entitled to reimbursement of the same notwithstanding its termination hereunder, to the same extent as if it had continued to service the Contracts hereunder.

Section 8.05.        Notification to Securityholders.  (a)  Promptly following the occurrence of any Event of Termination, the Servicer shall give written notice thereof to the Trustees, the Trust Depositor, the Swap Counterparty and each Rating Agency at the addresses described in Section 11.04 hereof and to the Noteholders at their respective addresses appearing on the Note Register.

(b)           Within 10 days following any termination or appointment of a Successor Servicer pursuant to this Article VIII, the Indenture Trustee shall give written notice thereof to each Rating Agency and the Trust Depositor at the addresses described in Section 11.04 hereof, and to the Noteholders at their addresses appearing on the Note Register.

Section 8.06.        Effect of Transfer.  (a)  After a Service Transfer, the terminated Servicer shall have no further obligations with respect to the management, administration, servicing, custody or collection of the Contracts and the Successor Servicer appointed pursuant to Section 8.04 shall have all of such obligations, except that the terminated Servicer will transmit or cause to be transmitted directly to the Successor Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the Successor Servicer to collect them) received as payments upon or otherwise in connection with the Contracts.

(b)           A Service Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer)  other than those relating to the management, administration, servicing, custody or collection of the Contracts.

Section 8.07.        Database File.  The Servicer will provide the Successor Servicer with a magnetic tape (in a format reasonably acceptable to the Indenture Trustee and the Servicer) containing the database file for each Contract (i) as of the Initial Cutoff Date, (ii) the Subsequent Cutoff Dates, (iii) thereafter, as of the last day of the preceding Due Period on each Determination Date prior to a Service Transfer and (iv) on and as of the Business Day before the actual commencement of servicing functions by the Successor Servicer following the occurrence of a Service Transfer.

Section 8.08.        Successor Servicer Indemnification.  The Servicer shall defend, indemnify and hold the Successor Servicer and any officers, directors, employees or agents of the Successor Servicer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees, and expenses that the Successor Servicer may sustain in connection with the claims asserted at any time by third parties against the Successor Servicer which result from (i) any willful or grossly negligent act taken or omission by the Servicer or (ii) a breach of any representations of the Servicer in Section 3.02 hereof.  The indemnification provided by this Section 8.08 shall survive the termination of this Agreement.

Section 8.09.        Responsibilities of the Successor Servicer.  The Successor Servicer will not be responsible for delays attributable to the Servicer’s failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the Successor Servicer.

The Successor Servicer will make arrangements with the Servicer for the prompt and safe transfer of, and the Servicer shall provide to the Successor Servicer, all necessary servicing files and records, including (as deemed necessary by the Successor Servicer at such time): (i) microfiche loan documentation, (ii) servicing system tapes, (iii) Contract payment history, (iv) collections history and (v) the trial balances, as of the close of business on the day immediately preceding conversion to the Successor Servicer, reflecting all applicable loan information.

The Successor Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the Successor Servicer acting in accordance with information prepared or supplied by a Person other than the Successor Servicer or the failure of any such Person to prepare or provide such information.  The Successor Servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the Servicer, the Trust Depositor or the Trustees or for any inaccuracy or omission in a notice or communication received by the Successor Servicer from any third party or (ii) which is due to or results from the invalidity, unenforceability of any Contract with applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Contract.

Section 8.10.        Limitation of Liability of Servicer.  (a)  Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Trust, the Owner Trustee, the Indenture Trustee or the Noteholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement.  The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

(b)           Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Contracts in accordance with this Agreement, and that in its opinion may cause it to incur any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of the Transaction  Documents and the rights and duties of the parties to the Transaction Documents and the interests of the Noteholders under the Indenture.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer and the Servicer will not be entitled to be reimbursed therefor.

Section 8.11.        Merger or Consolidation of Servicer.  Any Person into which the Servicer may be merged or consolidated, or any corporation, or other entity resulting from any merger conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to all or substantially all of the business of the Servicer (which Person assumes the obligations of the Servicer), shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.  The Servicer shall give prior written notice of any such merger or consolidation to which it is a party to the Issuer, the Owner Trustee, the Indenture Trustee and the Rating Agencies.

Section 8.12.        Servicer Not to Resign.  Subject to the provisions of Section 8.03, Servicer shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law.  Notice of any such determination permitting the resignation of Servicer shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee shall have assumed the responsibilities and rights of the predecessor Servicer in accordance with Section 8.04.

Section 8.13.        Appointment of Subservicer.  So long as Harley-Davidson Credit Corp. acts as the Servicer, the Servicer may at any time without notice or consent perform specific duties as servicer under this Agreement through other subcontractors; provided, however, that, in each case, no such delegation or subcontracting shall relieve the Servicer of its responsibilities with respect to such duties as to which the Servicer shall remain primarily responsible with respect thereto.

ARTICLE NINE

REPORTS

Section 9.01.        Monthly Reports.  No later than 10:00 a.m., Chicago, Illinois time, two Business Days prior to each Distribution Date, the Servicer shall deliver to the Trustees and each Rating Agency a Monthly Report.

Section 9.02.        Officer’s Certificate.  Each Monthly Report delivered pursuant to Section 9.01 shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit C, certifying the accuracy of the Monthly Report and that no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred, or if such event has occurred and is continuing, specifying the event and its status.

Section 9.03.        Other Data.  In addition, the Trust Depositor and the Servicer shall, upon the request of the Trustees, Moody’s or Standard & Poor’s, furnish the Trustees, Moody’s or Standard & Poor’s, as the case may be, such underlying data as may be reasonably requested.

Section 9.04.        Report on Assessment of Compliance with Servicing Criteria and Attestation; Annual Officer’s Certificate.

(a)  The Servicer will:

(i)            deliver to the Indenture Trustee and each Rating Agency within 90 days after the end of each calendar year a report on its assessment of compliance with the servicing criteria applicable to it during the preceding calendar year, including disclosure of any material instance of non-compliance identified by the Servicer, as required by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB under the Securities Act;

(ii)           cause a firm of registered public accountants that is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver to the Indenture Trustee and each Rating Agency within 90 days after the end of each calendar year an attestation report that satisfies the requirements of Rule 13a-18 or Rule 15d-18 under the Exchange Act and Item 1122 of Regulation AB, as applicable, on the Servicer’s assessment of compliance with servicing criteria with respect to the prior calendar year; and

(iii)          deliver to the Indenture Trustee and each Rating Agency within 90 days after the end of each calendar year, an Officer’s Certificate to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or, in the case of the first certificate, since the Closing Date) and of its performance under this Agreement has been made under the supervision of the officer signing such certificate and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled in all material respects all of its obligations under this Agreement throughout such calendar year (or applicable portion of such calendar year), or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of such failure.

(b)           If the Trust is not required to file periodic reports under the Exchange Act, or otherwise required by law to file the reports described in clause (a) above, such reports may be delivered on or before April 30 of each calendar year.  A copy of such reports may be obtained by any Noteholder by a request in writing to the Indenture Trustee.

Section 9.05.        Monthly Reports to Noteholders and the Swap Counterparty.  (a)  On or before two Business Days prior to each Distribution Date, the Servicer shall prepare and, concurrently with each distribution to Noteholders pursuant to Article VII, deliver to the Indenture Trustee, in its capacity as Note Registrar and Paying Agent, to forward or otherwise make available via internet to each Noteholder and the Swap Counterparty a statement as of the related Distribution Date substantially in the form of Exhibit I hereto (the “Monthly Report”) setting forth at least the following information:

(i)           the amount of Noteholder’s principal distribution;

(ii)          the amount of Noteholder’s interest distribution;

(iii)         the amount of fees payable out of the Trust, separately identifying the Monthly Servicing Fee and the Indenture Trustee Fee;

(iv)         the amount of any Note Interest Carryover Shortfall and Note Principal Carryover Shortfall on such Distribution Date and the change in such amounts from those with respect to the immediately preceding Distribution Date;

(v)          the Note Pool Factor for each Class of Notes, in each case of such Distribution Date;

(vi)         the amount of the distributions described in (i) or (ii) above payable pursuant to a claim on the Reserve Fund or from any other source not constituting Available Monies and the amount remaining in the Reserve Fund after giving effect to all deposits and withdrawals from the Reserve Fund on such date;

(vii)        the amount of any Mandatory Redemption to be made on such Distribution Date;

(viii)        for each Distribution Date during the Funding Period, the remaining Pre-Funded Amount;

(ix)           for each Distribution Date during the Funding Period to and including the Distribution Date immediately following the end of the Funding Period, the Principal Balance and number of Subsequent Contracts conveyed to the Trust during the related Due Period;

(x)            the remaining Principal Balance after giving effect to the distribution of principal (and Mandatory Redemption, if any) to each class of Notes to be made on such Distribution Date;

(viii)       the amount of any Net Swap Payments and Net Swap Receipts;

(ix)         the amount of any unpaid Senior Swap Termination Payment and Subordinated Swap Termination Payment;

(x)          LIBOR for such Distribution Date and the interest rate on each Class of Floating Rate Notes;

(xi)         the remaining Principal Balance after giving effect to the distribution of principal (and Mandatory Redemption, if any) to each class of Notes to be made on such Distribution Date;

(xii)        the number and aggregate principal balance of Contracts delinquent 30-59 days, 60-89 days and 90 or more days, computed as of the end of the related Due Period;

(xiii)       the number and aggregate principal balance of Contracts that became Liquidated Contracts during the immediately preceding Due Period, the Net Liquidation Proceeds and the Net Liquidation Losses for such Due Period;

(xiv)       the Loss Ratio, Average Loss Ratio, Cumulative Loss Ratio, the Delinquency Ratio and the Average Delinquency Ratio as of such Distribution Date;

(xv)        the number of Contracts and the aggregate Principal Balance of such Contracts, as of the first day of the Due Period relating to such Distribution Date (after giving effect to payments received during such Due Period and to any transfers of Subsequent Contracts to the Trust occurring on or prior to such Distribution Date);

(xvi)       the aggregate Principal Balance and number of Contracts that were reacquired by the Seller pursuant to the Agreement with respect to the related Due Period, identifying the Purchase Price for such Contracts;

(xvii)      the aggregate Principal Balance and number of Contracts that were purchased by the Servicer pursuant to the Agreement with respect to the related Due Period, identifying the Purchase Price for such Contracts;

(xviii)     the amount otherwise distributable on the Class B Notes that has instead been distributed to one or more senior Classes of Notes on such Distribution Date;

(xix)        the amount otherwise distributable on the Class C Notes that has instead been distributed to one or more senior Classes of Notes on such Distribution Date;

(xx)         the amount otherwise distributable on the Class D Notes that has instead been distributed to one or more senior Classes of Notes on such Distribution Date;

(xxi)        the amount of Advances made by the Servicer in respect of the related Contracts and the related Due Period and the amount of unreimbursed Advances in respect of the related Contracts determined by the Servicer to be Defaulted Contracts; and

(xxii)       such other customary factual information as is available to the Servicer as the Servicer deems necessary and can reasonably obtain from its existing data base to enable the Noteholders and the Certificateholder to prepare their tax returns.

(b)           Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Servicer shall prepare and the Note Registrar shall mail to each Noteholder of record at any time during such year a report as to the aggregate amounts reported pursuant to subsections (i), (ii), (iii) and (iv) of this Section, attributable to such Noteholder.

(c)           The Indenture Trustee shall send the Monthly Report to (i) the initial Clearing Agency under the Note Depository Agreement or any qualified successor appointed pursuant to Section 2.11 of the Indenture and (ii) each Securityholder or party to this Agreement.

Section 9.06.        Regulation AB.

The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Securities and Exchange Commission or its staff, consensus among participants in the asset backed securities markets, advice of counsel, or otherwise, and agree to comply with reasonable requests (which are practical from a timing perspective) made by the Trust Depositor or the Servicer in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection therewith, the Owner Trustee and the Indenture Trustee shall reasonably cooperate with the Servicer in connection with the satisfaction of the Trust Depositor’s and the Trust’s reporting requirements under the Exchange Act, subject to reimbursement of expenses in accordance with the Transaction Documents.

Section 9.07.        Information to Be Provided by the Indenture Trustee.

(a)           As soon as available but no later than March 15 of each calendar year for so long as the Issuer is required to report under the Exchange Act, commencing in 2009, the Indenture Trustee shall:

(i)            deliver to the Servicer a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18, Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit E or such criteria as mutually agreed upon by the Servicer and the Indenture Trustee;

(ii)           deliver to the Servicer a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

(iii)          deliver to the Servicer and any other Person that will be responsible for signing the certification required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) (a “Sarbanes Certification”) on behalf of the Issuer or the Servicer a certification substantially in the form attached hereto as Exhibit F in such form as mutually agreed upon by the Servicer and the Indenture Trustee.

The Indenture Trustee acknowledges that the parties identified in clause (iii) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Securities and Exchange Commission.

Section 9.08.        Exchange Act Reporting.

(a)           Form 10-D Filings.  So long as the Issuer is required to report under the Exchange Act, no later than each Distribution Date, each of the Indenture Trustee and the Owner Trustee shall notify the Servicer of any Form 10-D Disclosure Item with respect to such Person (to the extent there is any Form 10-D Disclosure Item), together with a description of any such Form 10-D Disclosure Item in form and substance reasonably acceptable to the Servicer.

(b)           Form 8-K Filings.  So long as the Issuer is required to report under the Exchange Act, each of the Indenture Trustee and the Owner Trustee shall promptly notify the Servicer, but in no event later than one (1) Business Day after its occurrence, of any Reportable Event of which such Person (or in the case of the Owner Trustee and the Indenture Trustee, a Responsible Officer of such Person) has actual knowledge.  Each Person shall have actual knowledge of any such event only to the extent that it relates to such Person or any action or failure to act by such Person.

(c)           Form 10-K Filings.  So long as the Issuer is required to report under the Exchange Act, no later than March 15 of each year, commencing in 2009, the Indenture Trustee and the Owner Trustee shall notify the Servicer of any Form 10-K Disclosure Item known to any Responsible Officer thereof or relating to the Indenture Trustee or Owner Trustee, as applicable, together with a description of any such Form 10-K Disclosure Item in form and substance reasonably acceptable to the Servicer.

ARTICLE TEN

TERMINATION

Section 10.01.      Sale of Trust Assets.

(a)           [Intentionally Omitted].

(b)           As described in Article Nine of the Trust Agreement, notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

(c)           Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholder will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.

ARTICLE ELEVEN

MISCELLANEOUS

Section 11.01.      Amendment.

(a)           This Agreement may be amended by the Trust Depositor, the Servicer, the Indenture Trustee and the Owner Trustee on behalf of the Issuer, collectively, without the consent of any Securityholders or the Swap Counterparty, (i) to cure any ambiguity, to correct or supplement any provisions in this Agreement which are inconsistent with the provisions herein or in the Prospectus, or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement or the Prospectus, (ii) to add or provide any credit enhancement for any Class of Notes and (iii) to change any provision applicable for determining the Specified Reserve Fund Balance or the manner in which the Reserve Fund is funded; provided, however that any such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Securityholder or the Swap Counterparty and provided, further, that in connection with any amendment pursuant to clause (iii) above, the Servicer shall deliver to the Owner Trustee and the Indenture Trustee a letter from Standard & Poor’s (so long as Standard & Poor’s is a Rating Agency) and Moody’s (so long as Moody’s is a Rating Agency) to the effect that such amendment will not cause its then-current rating on any Class of Notes to be qualified, reduced or withdrawn.

(b)           This Agreement may also be amended from time to time by the Trust Depositor, the Servicer, the Indenture Trustee and the Owner Trustee on behalf of the Issuer, with the consent of the Required Holders and, to the extent the Swap Counterparty is materially and adversely affected thereby, the Swap Counterparty (which consent shall not be unreasonably withheld or delayed), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders, the Swap Counterparty or the Certificateholder; provided, however, that no such amendment shall increase or reduce in any manner the amount of, or accelerate or delay the timing of (i)(a) collections of payments on the Contracts or distributions that shall be required to be made on any Note or any Interest Rate, (b) except as otherwise provided in Section 11.01(a), the Specified Reserve Fund Balance or the manner in which the Reserve Fund is funded or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the

Holders of which are required to consent to any such amendment, without the consent of the Holders of all Notes of the relevant Class then outstanding and the Certificate.

(c)           Prior to the execution of any amendment or consent pursuant to this Section 11.01, the Indenture Trustee shall furnish written notification of the substance of such amendment or consent, together with a copy thereof, to each Rating Agency and the Swap Counterparty.

(d)           Promptly after the execution of any such amendment or consent, the Owner Trustee and the Indenture Trustee, as the case may be, shall furnish written notification of the substance of such amendment or consent to each Noteholder and the Swap Counterparty.  It shall not be necessary for the consent of Noteholders pursuant to Section 11.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization by Noteholders and, if applicable, the Swap Counterparty of the execution thereof shall be subject to such reasonable requirements as the Owner Trustee or the Indenture Trustee may prescribe.

(e)           Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement.  The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s or the Indenture Trustee’s own rights, duties or immunities under this Agreement or otherwise.

(f)            Notwithstanding anything to the contrary in this Section 11.01, the Trust Depositor or the Servicer, acting on behalf of the Trust Depositor, may request each Rating Agency to approve a formula for determining the Specified Reserve Fund Balance that is different from the formula or result determined from the current definition thereof contained herein so as to result in a decrease in the amount of the Specified Reserve Fund Balance or the manner by which such Reserve Fund is funded.  If each Rating Agency delivers to the Indenture Trustee and Owner Trustee a written notice or letter stating that such action will not result in a reduction or withdrawal of the rating of any outstanding Class with respect to which a Rating Agency has previously issued a rating as a result or such action, then the Specified Reserve Fund Balance will be theretofore determined in accordance with such changed formula or manner of funding, and an amendment to this Agreement effecting such change may be executed without the consent of any Securityholder or the Swap Counterparty.

Section 11.02.      Protection of Title to Trust.

(a)           The Servicer shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer, the Securityholders, the Swap Counterparty and the Indenture Trustee in the Contracts and in the proceeds thereof.  The Servicer shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.  The Trust Depositor authorizes the Trust to file financing statements describing the Trust Corpus as collateral.

(b)           Neither the Seller, the Trust Depositor nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with Section 4.02 seriously misleading within the meaning of § 9-507 of the UCC, unless it shall have given the Issuer, the Owner Trustee and the Indenture Trustee at least 30 days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

(c)           The Seller and the Trust Depositor shall give the Issuer, the Owner Trustee and the Indenture Trustee at least 30 days’ prior written notice of any change in its state of incorporation.  The Servicer shall at all times maintain each office from which it shall service Contracts, and its principal executive office, within the United States.

(d)           The Servicer shall maintain or cause to be maintained accounts and records as to each Contract accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Contract, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Contract and the amounts from time to time deposited in or credited to the Collection Account in respect of each Contract.

(e)           The Servicer shall maintain or cause to be maintained its computer systems so that, from and after the time of transfer under this Agreement of the Contracts, the Servicer’s master computer records (including any backup archives) that shall refer to a Contract indicate clearly the interest of the Issuer and the Indenture Trustee in such Contract and that such Contract is owned by the Issuer and has been pledged to the Indenture Trustee.  Indication of the Issuer’s ownership of and the Indenture Trustee’s interest in a Contract shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Contract shall have been paid in full or reacquired or shall have become a Liquidated Contract.

(f)            If at any time the Trust Depositor or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in motorcycle conditional sales contracts or promissory note and security agreements to any prospective purchaser, lender or other transferee, the Servicer shall give or cause to be given to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Contract, shall indicate clearly that such Contract has been transferred and is owned by the Issuer and has been pledged to the Indenture Trustee.

(g)           The Servicer shall permit the Owner Trustee and its agents, at any time during normal business hours, to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Contract.

(h)           Upon request, the Servicer shall furnish to the Owner Trustee and the Indenture Trustee, within five Business Days, a list of all Contracts then held as part of the Trust Estate, together with a reconciliation of such list to the List of Contracts and to each of the Monthly Reports furnished before such request indicating removal of Contracts from the Trust.

(i)            The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee and reciting the details of each filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

Section 11.03.      Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Illinois and the obligations, rights, and remedies of the parties under the Agreement shall be determined in accordance with such laws.

Section 11.04.      Notices.  All notices, demands, certificates, requests and communications hereunder (“notices”) shall be in writing and shall be effective (a) upon receipt when sent through the

U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an Authorized Officer of the party to which sent, or (d) on the date transmitted by legible telecopier or electronic mail transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

(i)	If to the Servicer or Seller:

Harley-Davidson Credit Corp.
222 West Adams Street, Suite 2000
Chicago, Illinois 60606
Attention: Perry A. Glassgow
Telecopier No.: (312) 368-4372

(ii)	If to the Trust Depositor:

Harley-Davidson Customer Funding Corp.
3850 Arrowhead Drive
Carson City, Nevada 89706
Attention: Perry A. Glassgow
Telecopier No.: (775) 886-3490

with a copy to:

Harley-Davidson Credit Corp.
222 West Adams Street, Suite 2000
Chicago, Illinois 60606
Attention: Perry A. Glassgow
Telecopier No.: (312) 368-4372

(iii)	If to the Indenture Trustee:

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Administration
Telecopier No.: (312) 827-8562

(iv)	If to the Owner Trustee:

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: Corporate Trust Administration
Telecopier No.: (302) 636-4140

(v)	If to Moody’s:

Moody’s Investors Service, Inc.
7 World Trade Center at 250 Greenwich Street
New York, New York 10007
Attention: ABS Monitoring Department
Telecopier No.: (212) 298-7139
Email: servicerreports@moodys.com

(vi)	If to Standard & Poor’s:

Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.
55 Water Street
New York, New York 10004
Telecopier No.: (212) 438-2657

(vii)	If to the Underwriters:

At the address set forth in the Underwriting Agreement

(viii)	If to the Swap Counterparty:

At the address set forth in the Interest Rate Swap Agreement

Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

Section 11.05.      Severability of Provisions.  If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the Certificate or the rights of the Holders thereof.

Section 11.06.      Assignment.  Notwithstanding anything to the contrary contained herein, as provided in Sections 6.03 and 8.03, this Agreement may not be assigned by the Trust Depositor or the Servicer without the prior written consent of Securityholders aggregating not less than 66-2/3% of each Class.

Section 11.07.      Third Party Beneficiaries.  The Swap Counterparty shall be a third-party beneficiary to the provisions of this Agreement to the extent of any rights specified in this Agreement.  Except as otherwise specifically provided herein, no other third party shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement.

Section 11.08.      Counterparts.  This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall together constitute but one and the same instrument.

Section 11.09.      Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 11.10.      No Bankruptcy Petition; Disclaimer and Subordination.  (a) Each of the Seller, the Indenture Trustee, the Servicer, the Owner Trustee and each Holder (by acceptance of the applicable Securities) covenants and agrees that, prior to the date that is one year and one day after the payment in full of all amounts owing in respect of all outstanding Securities, it will not institute against the Trust Depositor, or the Trust, or join any other Person in instituting against the Trust Depositor or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.  This Section 11.10 will survive the termination of this Agreement.

(b)           The Trust acknowledges and agrees that the Certificate represents a beneficial interest in the Trust and Trust Corpus only and the Securities do not represent an interest in any assets (other than the Trust Corpus) of the Trust Depositor (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the Trust Assets and proceeds thereof).  In furtherance of and not in derogation of the foregoing, to the extent that the Trust Depositor enters into other securitization transactions, the Trust acknowledges and agrees that it shall have no right, title or interest in or to any assets (or interests therein) other than the Trust Assets conveyed or purported to be conveyed (whether by way of a sale, capital contribution or by the granting of a Lien) by the Trust Depositor to any Person other than the Trust (the “Other Assets”).

To the extent that notwithstanding the agreements contained in this Section, the Trust or any Securityholder, either (i) asserts an interest in or claim to, or benefit from any Other Assets, whether asserted against or through the Trust Depositor or any other Person owned by the Trust Depositor, or (ii) is deemed to have any interest, claim or benefit in or from any Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of Insolvency Laws or otherwise (including without limitation pursuant to Section 1111(b) of the federal Bankruptcy Code, as amended) and whether deemed asserted against or through the Trust Depositor or any other Person owned by the Trust Depositor, then the Trust and each Securityholder by accepting a Note or Certificate further acknowledges and agrees that any such interest, claim or benefit in or from the Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of the Trust Depositor which, under the terms of the documents relating to the securitization of the Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distribution under applicable law, including Insolvency Laws, and whether asserted against the Trust Depositor or any other Person owned by the Trust Depositor) including, without limitation, the payment of post-petition interest on such other obligations and liabilities.  This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.  Each Securityholder is deemed to have acknowledged and agreed that no adequate remedy at law exists for a breach of this Section 11.10 and that the terms and provisions of this Section 11.10 may be enforced by an action for specific performance.

(c)           The provisions of this Section 11.10 shall be for the third party benefit of those entitled to rely thereon and shall survive the termination of this Agreement.

Section 11.11.      Limitation of Liability of Owner Trustee and Indenture Trustee.

(a)           Notwithstanding anything contained herein to the contrary, this Agreement has been executed by Wilmington Trust Company, not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and in no event shall Wilmington Trust Company in its individual capacity or any beneficial owner of the Issuer have any liability for  the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer.  For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Eight of the Trust Agreement.

(b)           Notwithstanding anything contained herein to the contrary, this Agreement has been executed by The Bank of New York Mellon Trust Company, N.A., not in its individual capacity but solely as Indenture Trustee, and in no event shall The Bank of New York Mellon Trust Company, N.A. have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

HARLEY-DAVIDSON MOTORCYCLE TRUST [ ]

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:
Printed Name:
Title:

HARLEY-DAVIDSON CUSTOMER FUNDING CORP., as Trust Depositor

By:
Printed Name:
Title:

HARLEY-DAVIDSON CREDIT CORP., as Servicer

By:
Printed Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity but solely as Indenture Trustee

By:
Printed Name:
Title:

1

Exhibit A

[Form of Assignment]

In accordance with the Sale and Servicing Agreement (the “Sale and Servicing Agreement”) dated as of [                ] made by and between the undersigned, as Trust Depositor  (“Trust Depositor”), Harley-Davidson Credit Corp., as Servicer (“HDCC”), The Bank of New York Mellon Trust Company, N.A., as Indenture Trustee and Harley-Davidson Motorcycle Trust [        ] (the “Trust”), as assignee thereunder, the undersigned does hereby sell, transfer, convey and assign, set over and otherwise convey to the Trust (i) all the right, title and interest of the Trust Depositor in and to the Contracts listed on the List of Contracts delivered on the Closing Date (including, without limitation, all security interests and all rights to receive payments which are collected pursuant thereto after the Cutoff Date, including any liquidation proceeds therefrom, but excluding any rights to receive payments which were collected pursuant thereto on or prior to the Cutoff Date), (ii) all rights of the Trust Depositor under any physical damage or other individual insurance policy (and rights under a “forced placed” policy, if any), any debt insurance policy or any debt cancellation agreement relating to any such Contract, an Obligor or a Motorcycle securing such Contract, (iii) all security interests in each such Motorcycle, (iv) all documents contained in the related Contract Files, (v) all rights (but not the obligations) of the Trust Depositor under any related motorcycle dealer agreements between dealers (i.e., the originators of certain Contracts) and HDCC, (vi) all rights of the Trust Depositor in the Lockbox, the Lockbox Account and related Lockbox Agreement to the extent they relate to such Contracts, (vii) all rights (but not the obligations) of the Trust Depositor under the Transfer and Sale Agreement, including but not limited to the Trust Depositor’s rights under Article V thereof, (viii) the remittances, deposits and payments made into the Trust Accounts from time to time and amounts in the Trust Accounts from time to time (and any investments of such amounts), (ix) all rights of the Trust Depositor to certain rebates of premiums and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts or other repair agreements and other items financed under such Contracts, and (x) all proceeds and products of the foregoing.

This Assignment is made pursuant to and in reliance upon the representation and warranties on the part of the undersigned contained in Article Three of the Sale and Servicing Agreement and no others.

Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Sale and Servicing Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this            day of                          .

HARLEY-DAVIDSON CUSTOMER FUNDING CORP.

By:
Printed Name:
Title:

1

Exhibit B

[Form of Closing Certificate of Trust Depositor]

Harley-Davidson Customer Funding Corp.

Officer’s Certificate

The undersigned certifies that he is [                      ] of Harley-Davidson Customer Funding Corp., a Nevada corporation (the “Trust Depositor”), and that as such is duly authorized to execute and deliver this certificate on behalf of the Trust Depositor in connection with the Sale and Servicing Agreement (the “Agreement”) dated as of [                ] (the “Effective Date”) by and among the Trust Depositor, The Bank of New York Mellon Trust Company, N.A. (the “Indenture Trustee”), as Indenture Trustee,  Harley-Davidson Credit Corp. (“Harley-Davidson Credit”), as Servicer, and Harley-Davidson Motorcycle Trust [        ] (“Issuer”) (all capitalized terms used herein without definition have the respective meanings set forth in the Agreement), and further certifies as follows:

(1)           Attached hereto as Exhibit I is a true and correct copy of the Articles of Incorporation of the Trust Depositor, together with all amendments thereto as in effect on the date hereof.

(2)           There has been no other amendment or other document filed affecting the Articles of Incorporation of the Trust Depositor since May 12, 2000, and no such amendment has been authorized by the Board of Directors or shareholders of the Trust Depositor.

(3)           Attached hereto as Exhibit II is a Certificate of the Secretary of State of the State of Nevada dated as of a recent date stating that the Trust Depositor is duly incorporated under the laws of the State of Nevada and is in good standing.

(4)           Attached hereto as Exhibit III is a true and correct copy of the By-laws of the Trust Depositor, which are in full force and effect on the date hereof.

(5)           Attached hereto as Exhibit IV is a true and correct copy of resolutions adopted pursuant to the unanimous written consent of the Board of Directors of the Trust Depositor relating to the execution, delivery and performance of the Agreement, the Transfer and Sale Agreement, the Trust Agreement; the Administration Agreement and the Underwriting Agreement (collectively, the “Program Agreements”).  Said resolutions have not been amended, modified, annulled or revoked, and are on the date hereof in full force and effect and are the only resolutions relating to these matters which have been adopted by the Board of Directors.

(6)           No event with respect to the Trust Depositor has occurred and is continuing which would constitute an Event of Termination or an event that, with notice or the passage of time or both, would become an Event of Termination under the Agreement.  To the best of my knowledge after reasonable investigation, there has been no material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Trust Depositor, whether or not arising in the ordinary course of business since the respective dates as of which information is given in the Preliminary Prospectus (as defined in the Underwriting Agreement) or the Prospectus and except as set forth therein.

B-1

(7)           All federal, state and local taxes of the Trust Depositor due and owing as of the date hereof have been paid.

(8)           All representations and warranties of the Trust Depositor contained in the Program Agreements or any other related documents, or in any document, certificate or financial or other statement delivered in connection therewith are true and correct as of the date hereof.

(9)           There is no action, investigation or proceeding pending or, to our knowledge, threatened against the Trust Depositor before any court, administrative agency or other tribunal (a) asserting the invalidity of the Program Agreements; (b) seeking to prevent the consummation of any of the transactions contemplated by the Program Agreements; or (c) which is likely materially and adversely to affect the Trust Depositor’s performance of its obligations under, or the validity or enforceability of, the Program Agreements.

(10)         No consent, approval, authorization or order of, and no notice to or filing with, any governmental agency or body or state or federal court is required to be obtained by the Trust Depositor for the Trust Depositor’s consummation of the transactions contemplated by the Program Agreements, except such as have been obtained or made and such as may be required under the blue sky laws of any jurisdiction in connection with the issuance and sale of the Certificate.

(11)         The Trust Depositor is not a party to any agreements or instruments evidencing or governing indebtedness for money borrowed or by which the Trust Depositor or its property is bound (other than the Program Agreements).  Neither Harley-Davidson Credit’s transfer and assignment of the Contract Assets to the Trust Depositor, the Trust Depositor’s concurrent transfer and assignment of the Trust Corpus to the Trust, nor the concurrent pledge of the Collateral by the Trust to the Indenture Trustee nor the issuance and sale of the Certificate and the Notes, nor the execution and delivery of the Program Agreements, nor the consummation of any other of the transactions contemplated therein, will violate or conflict with any agreement or instrument to which the Trust Depositor is a party or by which it is otherwise bound.

(12)         In connection with the transfer of Contracts and related collateral contemplated in the Agreement, (a) the Trust Depositor has not made such transfer with actual intent to hinder, delay or defraud any creditor of the Trust Depositor, and (b) the Trust Depositor has not received less than a reasonably equivalent value in exchange for such transfer, is not on the date thereof insolvent (nor will become insolvent as a result thereof), is not engaged (or about to engage) in a business or transaction for which it has unreasonably small capital, and does not intend to incur or believe it will incur debts beyond its ability to pay when matured.

(13)         Each of the agreements and conditions of the Trust Depositor to be performed on or before the Closing Date pursuant to the Program Agreements have been performed in all material respects.

*    *    *    *

B-2

In Witness Whereof, I have affixed my signature hereto this        day of                           .

By:
Printed Name:
Title:

Exhibit C

[Form of Closing Certificate of Servicer/Seller]

HARLEY-DAVIDSON CREDIT CORP.

Officer’s Certificate

The undersigned certifies that he is [                          ] of Harley-Davidson Credit Corp. (“Harley-Davidson Credit”), and that as such is duly authorized to execute and deliver this certificate on behalf of Harley-Davidson Credit, as Servicer, in connection with the Sale and Servicing Agreement (the “Sale and Servicing Agreement”) dated as of [                ] (the “Effective Date”) by and among Harley-Davidson Credit, as Servicer, Harley-Davidson Customer Funding Corp. (“CFC”), The Bank of New York Mellon Trust Company, N.A., as Indenture Trustee and Harley-Davidson Motorcycle Trust [        ] (“Issuer”), in connection with the Transfer and Sale Agreement dated as of the Effective Date (the “Transfer and Sale Agreement”) by and between Harley-Davidson Credit and CFC (all capitalized terms used herein without definition having the respective meanings set forth in the Sale and Servicing Agreement), and further certifies as follows:

(1)           Attached hereto as Exhibit I is a true and correct copy of the Articles of Incorporation of Harley-Davidson Credit, together with all amendments thereto as in effect on the date hereof.

(2)           There has been no other amendment or other document filed affecting the Articles of Incorporation of Harley-Davidson Credit since August 9, 1999, and no such amendment has been authorized by the Board of Directors or shareholders of Harley-Davidson Credit.

(3)           Attached hereto as Exhibit II is a Certificate of the Secretary of State of the State of Nevada dated as of a recent date, stating that Harley-Davidson Credit is duly incorporated under the laws of the State of Nevada and is in good standing.

(4)           Attached hereto as Exhibit III is a true and correct copy of the By-laws of Harley-Davidson Credit which were in full force and effect as of August 1999 and at all times subsequent thereto.

(5)           Attached hereto as Exhibit IV is a true and correct copy of resolutions adopted pursuant to a unanimous written consent of the Board of Directors of Harley-Davidson Credit and relating to the authorization, execution, delivery and performance of the Transfer and Sale Agreement, the Sale and Servicing Agreement, the Underwriting Agreement and the Administration Agreement.  Said resolutions have not been amended, modified, annulled or revoked, and are on the date hereof in full force and effect and are the only resolutions relating to these matters which have been adopted by the Board of Directors.

(6)           No event with respect to Harley-Davidson Credit has occurred and is continuing which would constitute an Event of Termination or an event that, with notice or the passage of time, would constitute an Event of Termination under the Sale and Servicing Agreement.  To the best of my knowledge after reasonable investigation, there has been no material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of Harley-Davidson Credit, whether or not arising in the ordinary course of business, since the respective dates as of which information is given in the Preliminary Prospectus (as defined in the Underwriting Agreement) or the Prospectus and except as set forth therein.

(7)           All federal, state and local taxes of Harley-Davidson Credit due and owing as of the date hereof have been paid.

(8)           All representations and warranties of Harley-Davidson Credit contained in the Transfer and Sale Agreement, the Sale and Servicing Agreement, the Underwriting Agreement and the Administration Agreement (collectively, the “Program Agreements”) or in any document, certificate or financial or other statement delivered in connection therewith are true and correct as of the date hereof.

(9)           There is no action, investigation or proceeding pending or, to my knowledge, threatened against Harley-Davidson Credit before any court, administrative agency or other tribunal (a) asserting the invalidity of any Program Agreement to which Harley-Davidson Credit is a party; or (b) which is likely materially and adversely to affect Harley-Davidson Credit’s performance of its obligations under, or the validity or enforceability of, the Program Agreements.

(10)         No consent, approval, authorization or order of, and no notice to or filing with, any governmental agency or body or state or federal court is required to be obtained by Harley-Davidson Credit for Harley-Davidson Credit’s consummation of the transactions contemplated by the Program Agreements, except such as have been obtained or made and such as may be required under the blue sky laws of any jurisdiction in connection with the issuance and sale of the Notes or the Certificate.

(11)         Schedule A hereto contains a complete list of all material agreements (other than the Transfer and Sale Agreement) or instruments evidencing or governing indebtedness for money borrowed to which Harley-Davidson Credit is a party or by which Harley-Davidson Credit or its property is bound.  Neither Harley-Davidson Credit’s transfer and assignment of the Contract Assets to CFC, CFC’s concurrent transfer and assignment of the Trust Corpus to the Trust, nor the concurrent pledge by the Trust of the Collateral to the Indenture Trustee, nor the issuance and sale of the Notes or the Certificate or the entering into of the Program Agreements, nor the consummation of any other of the transactions contemplated therein, will violate or conflict with any agreement or instrument to which Harley-Davidson Credit is a party or by which it is otherwise bound.

(12)         In connection with the transfers of Contracts and related assets contemplated in the Transfer and Sale Agreement, (a) Harley-Davidson Credit has not made such transfer with actual intent to hinder, delay or defraud any creditor of Harley-Davidson Credit, and (b) Harley-Davidson Credit has not received less than a reasonably equivalent value in exchange for such transfer, is not on the date hereof insolvent (nor will Harley-Davidson Credit become insolvent as a result thereof), is not engaged (or about to engage) in a business or transaction for which it has unreasonably small capital, and does not intend to incur or believe it will incur debts beyond its ability to pay when matured.

(13)         The sole shareholder of Harley-Davidson Credit is Harley-Davidson Financial Services, Inc., a Delaware corporation, which has its chief executive office and only office in Chicago, Illinois, and has no other offices in any other state.

(14)         Each of the agreements and conditions of Harley-Davidson Credit to be performed or satisfied on or before the Closing Date under the Program Agreements has been performed or satisfied in all material respects.

(15)         Each Contract being transferred pursuant to the Transfer and Sale Agreement is evidenced by a written agreement providing for a repayment obligation as well as a security interest in the related Motorcycle securing such obligation, and conforms as to these matters in all material respects with the form of written Contract provided as Exhibit A hereto (with such minor variations as to specific terms as may be required or deemed desirable in respect of the laws or requirements of particular states).

(16)         Harley-Davidson Credit has not authorized the filing of any UCC financing statements listing the Contract Assets as collateral other than financing statements relating to the transactions contemplated in the Transfer and Sale Agreement and in the agreements listed on Schedule A hereto.

*   *   *   *   *   *

In Witness Whereof, I have affixed my signature hereto this        day of                       .

By:
Printed Name:
Title:

Exhibit D

[RESERVED]

D-1

Exhibit E

SERVICING CRITERIA TO BE ADDRESSED IN

INDENTURE TRUSTEE’S ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria” (1):

Servicing Criteria

Reference	Criteria	Applicable Servicing Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.

1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

✓ (2)

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	✓

1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

✓

(1)                          Each Assessment of compliance delivered by the Indenture Trustee shall be made only toward such portion(s) of servicing criteria applicable to the Indenture Trustee and not such other portion(s) applicable to other persons.

(2)                          Solely with regard to deposits made by the Indenture Trustee.

Servicing Criteria

Applicable Servicing Criteria

1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

✓ (3)

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Reference	Criteria

Investor Remittances and Reporting

1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.  Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	✓

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	✓

(3)                          Assessment to be given by Indenture Trustee shall be only with respect to trust accounts maintained by the Indenture Trustee under the Sale and Servicing Agreement

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.

1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

Reference	Criteria
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws;

and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

Servicing Criteria

Applicable Servicing Criteria

1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

Exhibit F

FORM OF ANNUAL CERTIFICATION OF THE INDENTURE TRUSTEE

Dated:

The Bank of New York Mellon Trust Company, N.A., not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), certifies to Harley-Davidson Credit Corp. (the “Servicer”), its officers and Harley-Davidson Motorcycle Trust [        ] (the “Issuer”), with the knowledge and intent that they will rely upon this certification, that:

(1)   It has reviewed the report on assessment of the Indenture Trustee’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) and Item 1122 of Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act (the “Servicing Assessment”), that were delivered by the Indenture Trustee to the Seller pursuant to the Sale and Servicing Agreement dated as of [                ], among Harley-Davidson Customer Funding Corp., the Servicer, the Indenture Trustee and the Issuer (collectively, the “Indenture Trustee Information”);

(2)   To the best of its knowledge, the Indenture Trustee Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Indenture Trustee Information (in making such statement, the Indenture Trustee makes no representation or warranty as to any information prepared or provided to it by a third person and upon which it relied in preparing our information); and

(3)   To the best of its knowledge, all of the Indenture Trustee Information required to be provided by the Indenture Trustee under the Indenture has been provided to the Servicer.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Indenture Trustee

By:
Name:
Title:

F-1

Exhibit G

[Form of Certificate Regarding Reacquired Contracts]

Harley-Davidson Credit Corp.

Certificate Regarding Reacquired Contracts

The undersigned certifies that he is the [                ] of Harley-Davidson Credit Corp., a Nevada corporation (the “Servicer”), and that as such is duly authorized to execute and deliver this certificate on behalf of the Servicer pursuant to Section 7.08 of the Sale and Servicing Agreement (the “Agreement”) dated as of [                ] by and among Harley-Davidson Customer Funding Corp., as Trust Depositor, the Servicer, The Bank of New York Mellon Trust Company, N.A., as Indenture Trustee, and Harley-Davidson Motorcycle Trust [        ] (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

1.                                       The Contracts on the attached schedule are to be reacquired by the [Seller/Servicer] on the date hereof pursuant to [Section 7.08 of the Agreement and Section 5.01 of the Transfer and Sale Agreement/Section 7.10 of the Agreement/Section 7.11 of the Agreement.]

2.                                       Upon deposit of the Purchase Price for such Contracts, such Contracts may, pursuant to Section 7.09 of the Agreement, be assigned by the Trustee to the Seller[/Servicer].

IN WITNESS WHEREOF, I have affixed hereunto my signature this              day of                           .

Harley-Davidson Credit Corp.

By:
Printed Name:
Title:

G-1

Exhibit H

[List of Contracts]

H-1

Exhibit I

[Form of Monthly Report to Noteholders and the Certificateholder]

[see attached]

Exhibit J

[Seller’s Representations and Warranties]

(1)                                  Representations and Warranties Regarding Seller.  Seller represents and warrants, as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Contracts, and as of the applicable Subsequent Transfer Date, in the case of Subsequent Contracts, that:

(a)                                  Organization and Good Standing.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged.  Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of Seller or Trust Depositor.  Seller is properly licensed in each jurisdiction to the extent required by the laws of such jurisdiction to service the Contracts in accordance with the terms of the Sale and Servicing Agreement.

(b)                                 Authorization; Binding Obligation.  Seller has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which the Seller is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which the Seller is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Seller is a party.   This Agreement and the other Transaction Documents to which the Seller is a party constitute the legal, valid and binding obligation of Seller enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.

(c)                                  No Consent Required.  Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Transaction Documents to which the Seller is a party.

(d)                                 No Violations.  Seller’s execution, delivery and performance of this Agreement and the other Transaction Documents to which the Seller is a party will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which Seller is a party or by which Seller or any of Seller’s properties may be bound.

(e)                                  Litigation.  No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of Seller threatened, against Seller or any of its properties or with respect to this Agreement or any other Transaction Document to which the Seller is a party which, if adversely determined, would in the opinion of Seller have a material adverse effect on the business, properties, assets or condition (financial or other) of Seller or the transactions contemplated by this Agreement or any other Transaction Document to which the Seller is a party.

(f)                                    State of Incorporation; Name; No Changes.  Seller’s state of incorporation is the State of Nevada.  Seller’s exact legal name is as set forth in the first paragraph of this Agreement.  Seller has not changed its name whether by amendment of its Articles of Incorporation, by reorganization or otherwise, and has not changed its state of incorporation within the four months preceding the Closing Date.

(g)                                 Buell.  Approximately 5.0% of the aggregate principal balance of contracts financed from time to time by the Seller are secured by motorcycles manufactured by Buell.

(h)                                 Solvency.  The Seller, after giving effect to the conveyances made by it hereunder, is Solvent.

(2)                                 Representations and Warranties Regarding Each Contract.  Seller represents and warrants as to each Contract as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Contracts, and as of the applicable Subsequent Transfer Date, in the case of Subsequent Contracts, that:

(a)                                  List of Contracts.  The information set forth in the List of Contracts (or Subsequent List of Contracts, in the case of Subsequent Contracts) is true, complete and correct in all material respects as of the Initial Cutoff Date or applicable Subsequent Cutoff Date, as the case may be.

(b)                                 Payments.  As of the Initial Cutoff Date or applicable Subsequent Cutoff Date, as the case may be, the most recent scheduled payment with respect to any Contract either had been made or was not delinquent for more than 30 days.  To the best of Seller’s knowledge, all payments made on each Contract were made by the respective Obligor or under a debt insurance policy or debt cancellation agreement.

(c)                                  No Waivers.  As of the Closing Date (or the applicable Subsequent Transfer Date, in the case of Subsequent Contracts), the terms of the Contracts have not been waived, altered or modified in any respect, except by instruments or documents included in the related Contract File.

(d)                                 Binding Obligation.  Each Contract is a legal, valid and binding payment obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally.

(e)                                  No Defenses.  No Contract is subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of such Contract or the exercise of any right thereunder will not render the Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

(f)                                    Insurance.  The Seller, in accordance with its policies and procedures, has determined that, as of the date of origination of each Contract, the related Obligor had obtained or agreed to obtain physical damage insurance covering the Motorcycle.  The terms of each Contract require that for the term of such Contract the Motorcycle securing such Contract will be covered by physical damage insurance.

(g)                                 Origination.  Each Contract (i) was originated by a Harley-Davidson motorcycle dealer or by Eaglemark Savings Bank, in each case, in the regular course of its business, (ii) was fully and properly executed by the parties thereto, and (iii) has been purchased by Seller in the regular course of its business.  Each Contract was sold by Eaglemark Savings Bank or such motorcycle dealer, as the case may be, to the Seller without any fraud or misrepresentation on the part of Eaglemark Savings Bank or, to the knowledge of the Seller, such motorcycle dealer.

(h)                                 Lawful Assignment.  No Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the sale, transfer and assignment of the Contract under this Agreement or under the Sale and Servicing Agreement or the pledge of the Contract under the Indenture unlawful, void or voidable.

(i)                                     Compliance with Law.  None of the Contracts, the origination of the Contracts by Harley-Davidson motorcycle dealers or Eaglemark Savings Bank, the purchase of the Contracts by the Seller, the sale of the Contracts by the Seller to the Trust Depositor or by the Trust Depositor to the Trust, or any combination of the foregoing, violated at the time of origination or as of the Closing Date or as of any Subsequent Transfer Date, as applicable, in any material respect any requirement of any federal, state or local law and regulations thereunder, including, without limitation, usury, truth in lending, motor vehicle installment loan and equal credit opportunity laws, applicable to the Contracts and the sale of Motorcycles.

(j)                                     Contract in Force.  As of the Closing Date (or the applicable Subsequent Transfer Date in the case of Subsequent Contracts), no Contract has been satisfied or subordinated in whole or in part or rescinded, and the related Motorcycle securing any Contract has not been released from the lien of the Contract in whole or in part.

(k)                                  Valid Security Interest.  Each Contract creates a valid, subsisting and enforceable first priority perfected security interest in favor of Seller or Eaglemark Savings Bank (as the case may be) in the Motorcycle covered thereby, and such security interest has been validly assigned by Eaglemark Savings Bank to Seller (where applicable) and by Seller to the Trust Depositor.  Seller’s security interest has been validly assigned by the Seller to the Trust Depositor pursuant to this Agreement and by the Trust Depositor to the Issuer pursuant to the Sale and Servicing Agreement.  Immediately prior to the transfer, assignment and conveyance thereof, each Contract is secured by a first priority, validly perfected security interest in the Motorcycle covered thereby in favor of the Seller or Eaglemark Savings Bank as secured party or all necessary and appropriate actions have been commenced that would result in a first priority, validly perfected security interest in the Motorcycle covered thereby in favor of the Seller or Eaglemark Savings Bank as secured party, except, in each case, as to priority for any lien for taxes, labor, materials or of any state law enforcement agency affecting a Motorcycle.

(1)                                  Good Title.  Each Contract was purchased by Seller for value and taken into possession prior to the Initial Cutoff Date (or the applicable Subsequent Cutoff Date in the case of Subsequent Contracts) in the ordinary course of its business, without knowledge that the Contract was subject to a security interest.  No Contract has been sold, assigned or pledged to any person other than Trust Depositor and the Issuer as the transferee of Trust Depositor, and prior to the transfer of the Contract to Trust Depositor, Seller had good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and was the sole owner thereof and had full right to transfer the Contract to Trust Depositor, and, immediately upon the transfer of each Contract by the Seller, the Trust Depositor shall have good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and, immediately upon the transfer of each

Contract by the Trust Depositor, the Issuer shall have good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest.

(m)                               No Defaults.  As of the Initial Cutoff Date (or the applicable Subsequent Cutoff Date in the case of Subsequent Contracts), no default, breach, violation or event permitting acceleration existed with respect to any Contract and no event had occurred which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract.  Seller has not waived any such default, breach, violation or event permitting acceleration, and Seller has not granted any extension of payment terms on any Contract.  As of the Initial Cutoff Date (or the applicable Subsequent Cutoff Date in the case of Subsequent Contracts), no Motorcycle had been repossessed.

(n)                                 No Liens.  As of the Closing Date (or the applicable Subsequent Transfer Date in the case of Subsequent Contracts) there are, to the best of Seller’s knowledge, no liens or claims which have been filed for work, labor or materials affecting the Motorcycle securing any Contract which are liens prior to, or equal with, the lien of such Contract.

(o)                                 Installments.  Each Contract has a fixed Contract Rate and provides for monthly payments of principal and interest which, if timely made, would fully amortize the loan on a simple-interest basis over its term.

(p)                                 Enforceability.  Each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security.

(q)                                 One Original.  Each Contract is evidenced by only one original executed Contract, which original has been delivered to the Issuer or its designee on or before the Closing Date (or the applicable Subsequent Transfer Date in the case of Subsequent Contracts).

(r)                                    No Government Obligors.  No Obligor is the United States government or an agency, authority, instrumentality or other political subdivision of the United States government.

(s)                                  Lockbox Bank.  The Lockbox Bank is the only institution holding any Lockbox Account for receipt of payments from Obligors, and all Obligors have been instructed to make payments to the Lockbox Account (either directly by remitting payments to the Lockbox, or indirectly by making payments through direct debit, the telephone or the internet to an account of the Servicer which payments will be subsequently transferred from such account to one or more Lockbox Banks), and no person claiming through or under Seller has any claim or interest in the Lockbox Account other than the Lockbox Bank; provided, however, that other “Trusts” (as defined in the Lockbox Agreement) shall have an interest in certain other collections therein not related to the Contracts.

(t)                                    Obligor Bankruptcy.  At the Initial Cutoff Date (or the applicable Subsequent Cutoff Date in the case of Subsequent Contracts), no Obligor was subject to a bankruptcy proceeding (according to the records of the Seller) within the one year preceding such Cutoff Date.

(u)                                 Chattel Paper.  The Contracts constitute tangible chattel paper within the meaning of the UCC.

(v)                                 Contract Not Assumable.  No Contract is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to the Trust Depositor with respect to such Contract.

(w)                               Selection Criteria.  Each Contract is secured by a new or used Motorcycle.  No Contract has a Contract Rate less than [        ]%.  Each Contract amortizes the amount financed over an original term no greater than [      ] months.  Each Contract has a Principal Balance of at least $[          ] as of the related Cutoff Date.

(3)                                  Representations and Warranties Regarding the Contracts in the Aggregate.  Seller represents and warrants, as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Contracts, and as of the applicable Subsequent Transfer Date, in the case of Subsequent Contracts, that:

(a)                                  Amounts.  The sum of the aggregate Principal Balances payable by Obligors under the Contracts as of the Initial Cutoff Date (or the applicable Subsequent Cutoff Date in the case of Subsequent Contracts), plus the Pre-Funded Amount as of such date, equals or exceeds the sum of the principal balance of the Notes on the Closing Date or the related Subsequent Transfer Date, as applicable.

(b)                                 Characteristics.  The Initial Contracts have the following characteristics: (i) all the Contracts are secured by Motorcycles; (ii) no Initial Contract has a remaining maturity of more than 84 months; and (iii) the final scheduled payment on the Initial Contract with the latest maturity is due not later than [                ].  Approximately [      ]% of the Principal Balance of the Initial Contracts as of the Initial Cutoff Date is attributable to loans for purchases of new Motorcycles and approximately [        ]% is attributable to loans for purchases of used Motorcycles.  No Initial Contract was originated after the Initial Cutoff Date.  No Initial Contract has a Contract Rate less than [        ]%.  The last scheduled payment date of the Contracts (including any Subsequent Contracts) is due not later than [              ].  Approximately [      ]% of the Principal Balance of the Initial Contracts as of the Initial Cutoff Date is attributable to loans to purchase Motorcycles manufactured by Harley-Davidson or Buell and approximately [      ]% of the Principal Balance of the Initial Contracts as of the Initial Cutoff Date is attributable to loans to purchase Motorcycles not manufactured by Harley-Davidson or Buell.

(c)                                  Marking Records.  As of the Closing Date (or the applicable Subsequent Transfer Date in the case of Subsequent Contracts), Seller has caused the Computer File relating to the Contracts sold hereunder and concurrently reconveyed by Trust Depositor to the Trust and pledged by the Trust to the Indenture Trustee to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust Corpus, are owned by the Trust and constitute security for the Notes.

(d)                                 No Adverse Selection.  No selection procedures adverse to Noteholders have been employed in selecting the Contracts.

(e)                                  True Sale.  The transactions contemplated by the Transfer and Sale Agreement and this Agreement constitute valid sales, transfers and assignments from Seller to Trust Depositor and from Trust Depositor to the Trust of all of Seller’s right, title and interest in the Contract Assets as of the Closing Date and any Subsequent Transfer Date, as applicable.

(f)                                    All Filings Made.  All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trustee a first priority perfected lien on, or ownership interest in, the Contracts and the proceeds thereof and the rest of the Trust Corpus have been made, taken or performed.

(g)                                 Delta Loans.  No more than [        ]% of the Principal Balance of the Contracts as of the end of the Funding Period is attributable to Delta Loans.

(4)                                  Representations and Warranties Regarding the Contract Files.  Seller represents and warrants as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Contracts, and as of the applicable Subsequent Transfer Date, in the case of Subsequent Contracts, that:

(a)                                  Possession.  Immediately prior to the Closing Date or any Subsequent Transfer Date, the Servicer, or its custodian, will have possession of each original Contract and the related complete Contract File.  Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces.  All blanks on any form have been properly filled in and each form has otherwise been correctly prepared.  The complete Contract File for each Contract currently is in the possession of the Servicer, or its custodian.

(b)                                 Bulk Transfer Laws.  The transfer, assignment and conveyance of the Contracts and the Contract Files by Seller pursuant to the Transfer and Sale Agreement or any Subsequent Purchase Agreement and by Trust Depositor pursuant to the Sale and Servicing Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

Exhibit K

[Lockbox Bank and Lockbox Account]

Lockbox

Harley-Davidson Credit Corp.

8529 Innovation Way

Chicago, Illinois 60682-0085

Lockbox Bank

LaSalle Bank National Association

135 South LaSalle Street

Chicago, Illinois 60674

Exhibit L

FORM OF SUBSEQUENT TRANSFER AGREEMENT

SUBSEQUENT TRANSFER AGREEMENT (the “Agreement”), dated as of                             , by and among Harley-Davidson Motorcycle Trust [        ] (the “Trust”), Harley-Davidson Customer Funding Corp., a Nevada corporation (the “Trust Depositor”), The Bank of New York Mellon Trust Company, N.A., as Indenture Trustee (the “Indenture Trustee”) and Harley-Davidson Credit Corp., a Nevada corporation (the “Servicer”), pursuant to the Sale and Servicing Agreement referred to below.

WITNESSETH:

WHEREAS, the Trust, the Trust Depositor, the Servicer and the Indenture Trustee, are parties to the Sale and Servicing Agreement, dated as of                            (the “Sale and Servicing Agreement”);

WHEREAS, pursuant to the Sale and Servicing Agreement, the Trust Depositor wishes to sell the Subsequent Contracts to the Trust, and the Trust wishes to purchase the same, for the consideration described in the Sale and Servicing Agreement; and

WHEREAS, the Seller, on behalf of the Trust Depositor, has delivered an Addition Notice related to such conveyance as required by Section 2.03(b) of the Sale and Servicing Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.                                          Capitalized terms used herein shall have the meanings ascribed to them in the Sale and Servicing Agreement unless otherwise defined herein.

“Subsequent Cutoff Date” shall mean, with respect to the Subsequent Contracts transferred hereby,                     .

“Subsequent Contracts” shall mean, for purposes of this Agreement, the Subsequent Contracts listed in the Subsequent List of Contracts attached hereto as Exhibit A.

“Subsequent Transfer Date” shall mean, with respect to the Subsequent Contracts transferred hereby,

Section 2.                                          Subsequent List of Contracts.  The Subsequent List of Contracts attached hereto as Exhibit A is a supplement to the initial List of Contracts attached as Exhibit H to the Sale and Servicing Agreement.  The Contracts listed in the Subsequent List of Contracts constitute the Subsequent Contracts to be transferred pursuant to this Agreement on the Subsequent Transfer Date.

Section 3.                                          Transfer of Subsequent Contracts. Subject to and upon the terms and conditions set forth in Section 2.03(b) of the Sale and Servicing Agreement and this Agreement, the Trust Depositor hereby sells, transfers, assigns, sets over and otherwise conveys to the Trust (i) all the right, title and interest of the Trust Depositor in and to the Subsequent Contracts listed on the Subsequent List of Contracts (including, without limitation, all security interests and all rights to receive payments which are collected pursuant thereto after the Subsequent Cutoff Date, including any liquidation proceeds therefrom, but excluding any rights to receive payments which were collected pursuant thereto on or prior to the

Subsequent Cutoff Date), (ii) all rights of the Trust Depositor under any physical damage or other individual insurance policy (including a “forced placed” policy, if any), any debt insurance policy or any debt cancellation agreement relating to any such Subsequent Contract, an Obligor or a Motorcycle securing such Subsequent Contract, (iii) all security interests in each such Motorcycle, (iv) all documents contained in the related Contract Files, (v) all rights (but not the obligations) of the Trust Depositor under any motorcycle dealer agreements between the dealers (i.e., the originators of certain Subsequent Contracts) and the Seller, (vi) all rights of the Trust Depositor in the Lockbox, the Lockbox Account and related Lockbox Agreement to the extent they relate to such Subsequent Contracts, (vii) all rights (but not the obligations) of the Trust Depositor under the Transfer and Sale Agreement related to such Subsequent Contracts (to the extent not already conveyed under Section 2.01(a) of the Sale and Servicing Agreement), including but not limited to the Trust Depositor’s related rights under Article V thereof, as well as all rights, but not the obligations, of the Trust Depositor under the Subsequent Purchase Agreement related to such Subsequent Contracts, (viii) the remittances, deposits and payments made into the Trust Accounts from time to time and amounts in the Trust Accounts from time to time related to such Subsequent Contracts (to the extent not already conveyed under Section 2.01(a) of the Sale and Servicing Agreement) (and any investments of such amounts), (ix) all rights of the Trust Depositor to certain rebates of premiums and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts or other repair agreements and other items financed under such Subsequent Contracts and (x) all proceeds and products of the foregoing.  It is the intention of the Trust Depositor and Owner Trustee that the transfer contemplated by this Agreement shall constitute a sale of the Subsequent Contracts from the Trust Depositor to the Trust, conveying good title thereto free and clear of any Liens.

Section 4.                                          Representations and Warranties of the Trust Depositor.  (a) The Trust Depositor hereby represents and warrants to the Trust, the Indenture Trustee and the Noteholders that the representations and warranties of the Trust Depositor set forth in Section 3.01 of the Sale and Servicing Agreement are true and correct as of the Subsequent Transfer Date.

(b)                                 The Trust Depositor hereby repeats and remakes with respect to the Subsequent Contracts as of the Subsequent Transfer Date the representations and warranties of the Servicer, as Seller of the Subsequent Contracts, set forth in Exhibit J to the Sale and Servicing Agreement, except that no representation or warranty is made herein with respect to paragraph 3(b) thereof (other than with respect to clause (i) of paragraph 3(b)).

(c)                                  The Trust Depositor hereby represents and warrants that (a) the aggregate Principal Balance of the Subsequent Contracts listed on the Subsequent List of Contracts and conveyed to the Trust pursuant to this Agreement is $                     as of the Subsequent Cutoff Date, and (b) the conditions set forth in Section 2.03(b) of the Sale and Servicing Agreement have been satisfied as of the Subsequent Transfer Date.

Section 5.                                          Representations and Warranties of the Servicer.  (a) The Servicer hereby represents and warrants to the Trust that the representations and warranties of the Servicer set forth in Section 3.02 of the Sale and Servicing Agreement are true and correct as of the Subsequent Transfer Date.

Section 6.                                          Ratification of Agreement.  As supplemented by this Agreement, the Sale and Servicing Agreement is in all respects ratified and confirmed and, as so supplemented by this Agreement, shall be read, taken and construed as one and the same instrument.

Section 7.                                          Counterparts.  This Agreement may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

Section 8.                                          Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Illinois, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 9.                                          Authorization of Trustee.  By its execution hereof, the Trust Depositor hereby authorizes and directs the Owner Trustee to execute and deliver this Agreement on behalf of the Trust.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

HARLEY-DAVIDSON CUSTOMER FUNDING CORP.

By:
Printed Name:
Title:

HARLEY-DAVIDSON CREDIT CORP.

By:
Printed Name:
Title:

HARLEY-DAVIDSON MOTORCYCLE TRUST [ ]

By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:
Printed Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
not in its individual capacity but solely as Indenture Trustee

By:
Printed Name:
Title: